                                                                    Exhibit 10.8

                          SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT
                   ($160,000,000 Revolving Credit Facility)

                             made and entered into
                            as of February 7, 2000
                                 by and among

                           WHOLE FOODS MARKET, INC.,
                             a Texas corporation,

                  EACH OF THE FINANCIAL INSTITUTIONS WHICH IS
                 A SIGNATORY HERETO OR WHICH MAY FROM TIME TO
                          TIME BECOME A PARTY HERETO,

                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                        a national banking association
                           as Administrative Agent,

                        WELLS FARGO BANK (TEXAS), N.A.,
                        a national banking association
                             as Syndication Agent,

                          FIRST UNION NATIONAL BANK,
                        a national banking association
                            as Documentation Agent,

                               BANKBOSTON, N.A.,
                        a national banking association
                              as Managing Agent,

                                      and

                            CHASE SECURITIES INC.,
                    as Sole Book Manager and Lead Arranger

                           Index to Credit Agreement
                           -------------------------

                                                                          Page
                                                                          ----
1.   Definitions.........................................................   2

     1.1.   Certain Defined Terms........................................   2
     1.2.   Accounting Terms and Determinations..........................  18

2.   Loans; Letters of Credit; Payments; Prepayments; Interest Rates.....  19
     2.1.   Loans........................................................  19
     2.2.   Commitment Fees; Termination and Reductions..................  20
     2.3.   Mandatory Prepayments........................................  21
     2.4.   Letters of Credit............................................  23
     2.5.   Payments.....................................................  26
     2.6.   Prepayments of Loans.........................................  27
     2.7.   Application of Payments and Prepayments......................  28
     2.8.   Pro Rata Treatment...........................................  28
     2.9.   Interest Payment Dates on the Loans..........................  28
     2.10.  Interest Options for Loans...................................  28
     2.11.  Special Provisions Applicable to LIBOR Rate Borrowings.......  30
     2.12.  Recapture....................................................  32
     2.13.  Payment Dates................................................  33
     2.14.  Sharing of Payments, Etc.....................................  33
     2.15.  Increase of Commitments......................................  34

3.   Conditions..........................................................  35
     3.1.   All Loans....................................................  35
     3.2.   First Loan...................................................  36

4.   Representations and Warranties......................................  37
     4.1.   Organization.................................................  37
     4.2.   Financial Statements.........................................  37
     4.3.   Enforceable Obligations; Authorization.......................  37
     4.4.   Other Debt...................................................  38
     4.5.   Litigation...................................................  38
     4.6.   Title........................................................  38
     4.7.   Taxes........................................................  38

     4.8.   Subsidiaries................................................................. 38
     4.9.   Representations by Others.................................................... 38
     4.10.  Permits, Licenses, Etc....................................................... 38
     4.11.  ERISA........................................................................ 39
     4.12.  Condition of Property........................................................ 39
     4.13.  Assumed Names................................................................ 39
     4.14.  Investment Company Act....................................................... 39
     4.15.  Public Utility Holding Company Act........................................... 39
     4.16.  Agreements................................................................... 39
     4.17.  Environmental Matters........................................................ 40
     4.18.  Year 2000 Reprogramming...................................................... 41
     4.19.  Existing Authorizations...................................................... 41

5.   Affirmative Covenants............................................................... 41
     5.1.   Taxes, Existence, Regulations, Property, Etc................................. 41
     5.2.   Financial Statements and Information......................................... 42
     5.3.   Financial Tests.............................................................. 42
     5.4.   Inspection................................................................... 43
     5.5.   Further Assurances........................................................... 43
     5.6.   Books and Records............................................................ 43
     5.7.   Insurance.................................................................... 43
     5.8.   ERISA........................................................................ 43
     5.9.   Use of Proceeds.............................................................. 43
     5.10.  Additional Guaranties........................................................ 44
     5.11.  Notice of Events............................................................. 45
     5.12.  Environmental Matters........................................................ 45
     5.13.  End of Fiscal Years and Fiscal Quarters...................................... 45

6.   Negative Covenants.................................................................. 45
     6.1.   Indebtedness................................................................. 45
     6.2.   Liens........................................................................ 47
     6.3.   Contingent Obligations....................................................... 48
     6.4.   Mergers, Consolidations and Dispositions and Acquisitions of Assets.......... 48
     6.5.   Nature of Business........................................................... 49
     6.6.   Transactions with Related Parties............................................ 49

     6.7.  Loans and Investments........................................... 50
     6.8.  ERISA Compliance................................................ 51
     6.9.  Credit Extensions............................................... 51
     6.10. Change in Accounting Method..................................... 51
     6.11. Redemption, Dividends and Distributions......................... 51

7.   Events of Default and Remedies........................................ 51
     7.1.  Events of Default............................................... 51
     7.2.  Remedies Cumulative............................................. 54

8.   The Agent and the Issuer.............................................. 54
     8.1.  Appointment, Powers and Immunities.............................. 54
     8.2.  Reliance........................................................ 55
     8.3.  Defaults........................................................ 55
     8.4.  Rights as a Bank................................................ 55
     8.5.  Indemnification................................................. 55
     8.6.  Non-Reliance on Agent and Other Banks........................... 56
     8.7.  Failure to Act.................................................. 56
     8.8.  Resignation or Removal of Agent................................. 56

9.   Miscellaneous......................................................... 57
     9.1.  No Waiver....................................................... 57
     9.2.  Notices......................................................... 57
     9.3.  Governing Law................................................... 57
     9.4.  Survival; Parties Bound......................................... 58
     9.5.  Counterparts.................................................... 58
     9.6.  Limitation of Interest.......................................... 58
     9.7.  Survival........................................................ 59
     9.8.  Captions........................................................ 59
     9.9.  Expenses, Etc................................................... 59
     9.10. Indemnification................................................. 60
     9.11. Amendments, Etc................................................. 60
     9.12. Successors and Assigns.......................................... 61
     9.13. Entire Agreement................................................ 64
     9.14. Severability.................................................... 64
     9.15. Disclosures..................................................... 64

     9.16.  Capital Adequacy...............................................  64
     9.17.  Withholding Tax................................................  65
     9.18.  Waiver of Claims...............................................  66
     9.19.  Right of Setoff................................................  66
     9.20.  No Rights, Duties or Obligations of Syndication Agent,
            Documentation Agent and Managing Agent.........................  67

EXHIBITS
--------

A   -   Note Form ((S)1.1)
B   -   Notice of Assumption ((S)1.1)
C   -   Officer's Certificate ((S)1.1)
D   -   Request for Extension of Credit and Certificate of No Default ((S)1.1)
E   -   Rate Selection Notice ((S)2.11[b][1])
F   -   Assignment and Acceptance ((S)9.12[c])


SCHEDULES
---------

I   -   List of Existing Liens ((S)4.6),
        List of Existing Liabilities ((S)4.16),
        Other Permitted Liabilities ((S)6.1)
II  -   List of Subsidiaries ((S)4.8)
III -   Assu


                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                 --------------------------------------------


     Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of June 28, 1999, executed by and between WHOLE FOODS MARKET, INC. (the "Company"), the financial institutions which are currently parties to
           -------
said Amended and Restated Credit Agreement (each of said financial institutions now or hereafter a party to said Amended and Restated Credit Agreement being hereinafter referred to collectively as "Banks" and individually as a "Bank"),
                                         -----                         ----
and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association ("Chase"), in its capacity as agent (the "Agent") for the Banks.
  -----

     The Company, the Banks and the Agent have previously amended said Credit Agreement pursuant to the terms of an Amended and Restated First Amendment to Credit Agreement dated as of December 23, 1999 (the "First Amendment"). Said Amended and Restated Credit Agreement, as previously amended by the First Amendment, is referred to herein as the "Original Agreement."

     As a result of certain discussions between the Company, the Agent and the Banks, and in connection with the increase of the Aggregate Commitment (as defined in the Original Agreement), the parties to the Original Agreement now desire to amend and restate the Original Agreement in its entirety. Accordingly, the Original Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:

     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (together with all amendments, modifications and supplements hereto and restatements hereof, this "Agreement") is made and entered into as of February 7, 2000, by and among WHOLE
 ---------
FOODS MARKET, INC. (the "Company"), a Texas corporation, EACH OF THE FINANCIAL
                         -------
INSTITUTIONS WHICH IS A SIGNATORY HERETO OR WHICH MAY FROM TIME TO TIME BECOME A PARTY HERETO (individually, a "Bank" and collectively, the "Banks"), CHASE BANK
                               ----                         -----
OF TEXAS, NATIONAL ASSOCIATION ("Chase"), a national banking association, as
                                 -----
administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent"), WELLS FARGO BANK (TEXAS), N.A., a
                                  -----
national banking association, as syndication agent for the Banks (in such capacity, the "Syndication Agent"), FIRST UNION NATIONAL BANK, a national
               -----------------
banking association, as documentation agent for the Banks (in such capacity, the "Documentation Agent"), and BANKBOSTON, N.A., a national banking association, as
 -------------------
managing agent for the Banks (in such capacity, the "Managing Agent").
                                                     --------------

                             W I T N E S S E T H:
                             -------------------

     THAT, in consideration of the mutual covenants, agreements and undertakings herein contained, the parties hereto agree as follows:

                                 Definitions.
                                 ------------

     1.2. Certain Defined Terms. Unless a particular word or phrase is otherwise
          ---------------------
defined or the context otherwise requires, capitalized words and phrases used in the Loan Documents have the meanings provided below.

     Accounts shall have the meaning assigned to it in the Texas Business and
     --------
Commerce Code in force on the date the document using such term was executed.

     Adjusted LIBOR Rate shall mean, with respect to each LIBOR Interest Period,
     -------------------
a rate per annum equal to the quotient (converted to a percentage) of (a) the London Interbank Rate with respect to such LIBOR Interest Period divided by (b) 1 minus the Eurocurrency Reserve Requirement in effect on the first day of such LIBOR Interest Period.

     Affiliate shall mean any Person controlling, controlled by or under common
     ---------
control with any other Person; and with respect to an individual, "Affiliate"
                                                                   ---------
shall also mean any other individual related to such individual by blood or marriage. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

     Aggregate Commitment shall mean, on any day, the aggregate of all of the
     --------------------
Commitments of the Banks on such day.

     Aggregate Unused Commitment shall mean, on any day, the aggregate of all of
     ---------------------------
the Unused Commitments of the Banks on such day.

     Alternate Base Rate shall mean for any day a rate per annum (rounded
     -------------------
upwards to the nearest 1/16 of 1%) equal to the lesser of (a) the sum of (1) the greater of (A) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) in effect on such day, and (B) the Federal Funds Rate (computed on the basis of the actual number of days elapsed over a 360-day year) in effect for such day plus 1/2 of 1%, plus (2) the Applicable Margin in effect on such day or (b) the Highest Lawful Rate. For purposes of this Agreement any change in the Alternate Base Rate due to a change in the Prime Rate or Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate, respectively. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be the lesser of (a) the Prime Rate plus the Applicable Margin or (b) the Highest Lawful Rate until the circumstances giving rise to such inability no longer exist.

     Alternate Base Rate Borrowing shall mean that portion of the principal
     -----------------------------
balance of the Loans at any time bearing interest at the Alternate Base Rate.

     Annual Audited Financial Statements shall mean, with respect to each fiscal
     -----------------------------------
year of the Company, the Company's 10-K Report filed with the Securities Exchange Commission for such fiscal year, prepared in conformity with Generally Accepted Accounting Principles and accompanied by a report and opinion of independent certified public accountants with an accounting firm of national standing and reputation, which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position of the Company and its Subsidiaries, on a consolidated basis, as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with Generally Accepted Accounting Principles.

     Applicable Commitment Fee Percentage shall mean with respect to any Unused
     ------------------------------------
Commitment, on any day occurring on or after (1) March 31 but prior to June 30 of the applicable calendar year, the applicable per annum percentage corresponding to the Leverage Ratio determined as of the end of the immediately preceding first quarter of the Company's fiscal year, (2) June 30 but prior to September 30 of the applicable calendar year, the applicable per annum percentage corresponding to the Leverage Ratio determined as of the end of the immediately preceding second quarter of the Company's fiscal year, (3) September 30 but prior to December 31 of the applicable calendar year, the applicable per annum percentage corresponding to the Leverage Ratio determined as of the end of the immediately preceding third quarter of the Company's fiscal year, and (4) December 31 but prior to March 31 of the applicable calendar year, the applicable per annum percentage corresponding to the Leverage Ratio determined as of the immediately preceding fiscal year of the Company, as provided below:

         ------------------------------------------------------------------
                                                             Per Annum
                        Leverage Ratio                   Percentage Rate
         ------------------------------------------------------------------

                       Less than 1.00x                        0.20%
         ------------------------------------------------------------------

            1.00x or greater, but less than 2.00x             0.25%
         ------------------------------------------------------------------

                       2.00x or greater                       0.30%
         ------------------------------------------------------------------


     Applicable Margin shall mean with respect to any Loan, on any day occurring
     -----------------
on or after (1) March 31 but prior to June 30 of the applicable calendar year, the applicable per annum percentage corresponding to the Leverage Ratio determined as of the end of the immediately preceding first quarter of the Company's fiscal year, (2) June 30 but prior to September 30 of the applicable calendar year, the applicable per annum percentage corresponding to the Leverage Ratio determined as of the end of the immediately preceding second quarter of the Company's fiscal year, (3) September 30 but prior to December 31 of the applicable calendar year, the applicable per annum percentage corresponding to the Leverage Ratio determined as of the end of the immediately preceding third quarter of the Company's fiscal year, and (4) December 31 but prior to March 31 of the applicable calendar year, the applicable per annum percentage corresponding to the Leverage Ratio determined as of the immediately preceding fiscal year of the Company, as provided below:

     --------------------------------------------------------------------------
                              Per Annum Percentage       Per Annum Percentage
        Leverage Ratio           for LIBOR Rate            for Alternate Base
                                    Borrowings               Rate Borrowings
     --------------------------------------------------------------------------
       Less than 1.00x                  0.75%                     0.000%

     --------------------------------------------------------------------------
       1.00x or greater,                1.00%                      0.00%
      but less than 2.00x
     --------------------------------------------------------------------------
       2.00x or greater                 1.25%                     0.000%
     --------------------------------------------------------------------------


     Applications shall mean all applications and agreements for Letters of
     ------------
Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

     Business Day shall mean a day when the main office of the Agent is open for
     ------------
business and banks in Houston, Texas are generally open for business.

     Business Entity shall mean corporations, partnerships, joint ventures,
     ---------------
joint stock associations, business trusts and other business entities.

     Capital Lease Obligations shall mean the obligations of the Company and its
     -------------------------
Subsidiaries on a consolidated basis to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a consolidated balance sheet of the Company and its Subsidiaries under Generally Accepted Accounting Principles (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Generally Accepted Accounting Principles (including such Statement No. 13).

     Change of Control shall mean any change so that any Unrelated Person (or
     -----------------
any Unrelated Persons acting together which would constitute a Group) together with any Affiliate or Related Persons of such Unrelated Person or

Unrelated Persons (in each case also constituting Unrelated Persons) shall at any time after the date hereof either (i) Beneficially Own more than fifty percent (50%) of the aggregate voting power of all classes of Voting Stock of the Company, or (ii) succeed in having enough of its or their nominees elected by the stockholders to the Board of Directors of the Company so as to constitute a majority of the Board of Directors of the Company. As used herein, (a) "Beneficially Own" shall mean "beneficially own" as defined in Rule 13d-3 of the
 ----------------
Securities and Exchange Act of 1934, as amended (the "34 Act") or any successor
                                                      ------
provision thereto; (b) "Group" shall mean a "group" for purposes of Section
                        -----
13(d) of the 34 Act or any successor provision; (c) "Unrelated Person" shall
                                                     ----------------
mean any Person other than any trust for any employee stock ownership plan of the Company or any Subsidiary of the Company; (d) "Related Person" shall mean as
                                                   --------------
to any Person, any other Person owning (1) five percent (5%) or more of the outstanding common stock of such Person or (2) five percent (5%) or more of the Voting Stock of such Person, and (e) "Voting Stock" shall mean as to any Person,
                                      ------------
the Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     Chapter 1D shall mean Chapter 1D of the Texas Finance Code, as in effect on
     ----------
the date the document using such term was executed.

     Code shall mean the Internal Revenue Code of 1986, as amended, as now or
     ----
hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

     Commitment shall mean, as to any Bank, the obligation of such Bank to make
     ----------
Loans and incur liability for the Letters of Credit Exposure Amount in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount set forth opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced from time to time pursuant to Section 2.2 hereof and increased from time to time pursuant to
            -----------
Section 2.15 hereof).
------------

     Commitment Fee, with respect to any Bank, shall have the meaning assigned
     --------------
to it in Section 2.2.
         -----------

     Commitment Increase Agreement shall have the meaning assigned to it in
     -----------------------------
Section 2.15(c).
---------------

     Commitment Increase Notice shall have the meaning assigned to it in Section
     --------------------------                                          -------
2.15(a).
-------

     Commitment Percentage shall mean, with respect to any Bank, the ratio,
     ---------------------
expressed as a percentage, of such Bank's Commitment to the Aggregate
Commitment.

     Consequential Loss shall mean, with respect to (a) the Company's payment of
     ------------------
principal of a LIBOR Rate Borrowing on a day other than the last day of the applicable LIBOR Interest Period, (b) the Company's failure to borrow a LIBOR Rate Borrowing on the date specified by the Company for any reason, (c) the Company's failure to make any prepayment of the Loans (other than Alternate Base Rate Borrowings) on the date specified by the Company, or (d) any cessation of the LIBOR Rate to apply to the Loans or any part thereof pursuant to Section
                                                                     -------
2.11 hereof, in each case whether voluntary or involuntary, any loss, expense,
----
penalty, premium or liability incurred by any of the Banks or the Agent, including any interest paid by any of the Banks to lenders of funds borrowed by it to make or carry the Loans. And "Consequential Loss" shall mean, with
                                     ------------------
respect to the termination or cancellation of any LIBOR Rate Borrowing pursuant to Section 2.11 hereof, in each case whether voluntary or involuntary, any loss,
   ------------
expense, penalty, premium or liability incurred by any of the Banks or the Agent on account of any reduction resulting from such premature termination or cancellation of such borrowing in such Person's margins or spreads between its cost of funds and the interest earned on the principal of the borrowing so terminated or canceled, including an amount equal to the excess (if any) of (x) interest that would have accrued on any such borrowing during the remainder of the applicable LIBOR Interest Period had such borrowing not been terminated or canceled early, over (y) the interest actually accrued on the principal amount of that terminated or canceled borrowing for such remainder of such LIBOR Interest Period.

     Consolidated Net Worth shall mean, at any time, shareholder's equity of the
     ----------------------
Company as set forth in the most recent consolidated Annual Audited Financial Statements of the Company and its Subsidiaries, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

     Contingent Obligations shall mean, as to any Person, without duplication,
     ----------------------
any obligation of such Person guaranteeing or intended to guarantee the payment or performance of any Indebtedness, leases, dividends or other obligations (collectively "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation, any obligation of the Person for whom Contingent Obligations is being determined, whether or not contingent, (a) to purchase any such primary obligation or other property constituting direct or indirect security therefor, (b) assume or contingently agree to become or be secondarily liable in respect of any such primary obligation, (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital for the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the
                                                    --------  -------
term "Contingent Obligations" shall not include (x) endorsements of checks or other negotiable instruments in the ordinary course of business, (y) performance or payment guarantees by the Company of any Indebtedness of any of its Subsidiaries of the type permitted in Section 6.1(f) hereof, and (z) the
                                      --------------
obligations and liabilities of each Guarantor to the Agent and the Banks under the Guaranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming the Person for whom Contingent Obligations is being determined is required to perform thereunder) as determined by the Agent in good faith.

     Contribution Agreement shall mean that certain Amended and Restated
     ----------------------
Contribution Agreement dated effective June 28, 1999, by and among the Company and certain of the Current Guarantors, as the same may have been or may hereafter be amended, modified, supplemented, restated and joined in pursuant to a Joinder Agreement, from time to time.

     Current Guarantors shall mean each of the Subsidiaries of the Company
     ------------------
listed on Schedule II attached hereto (other than Australian Naturalcare
          -----------
Products PTY LTD), and any and all of their respective successors and assigns.

     Current Sum shall mean on any day, as to a particular Bank, the sum of (a)
     -----------
the outstanding principal balance of such Bank's Note on such day plus (b) the
                                                                  ----
product of (i) such Bank's Commitment Percentage times (ii) the Letter of Credit
                                                 -----
Exposure Amount on such day.

     Discontinued Operations shall mean, as of any day, operations of the
     -----------------------
Company or its Subsidiaries which have been discontinued, as reflected on the most recent Form 10-K or 10-Q for the Company filed with the Security and Exchange Commission, and which, as of such day, have been fully disposed of or liquidated.

     EBIT shall mean for any period for which EBIT is calculated, Net Income of
     ----
the Company and its Subsidiaries on a consolidated basis for such period plus
                                                                         ----
(a) non-recurring, non-cash charges of the Company and its Subsidiaries on a consolidated basis for such period, (b) taxes of the Company and its Subsidiaries on a consolidated basis for such period and (c) interest expense of the Company and its Subsidiaries on a consolidated basis for such period. All components of EBIT shall be determined in accordance with Generally Accepted Accounting Principles, consistently applied.

     EBITDA shall mean for any period for which EBITDA is calculated, Net Income
     ------
of the Company and its Subsidiaries on a consolidated basis for such period plus
                                                                            ----
(a) taxes of the Company and its Subsidiaries on a consolidated basis for such period (calculated after excluding any gain or loss attributable to Discontinued Operations as of such day), (b) depreciation, depletion, obsolescence and amortization of Property of the Company and its Subsidiaries on a consolidated basis for such period (calculated after excluding any depreciation, depletion, obsolescence and amortization applicable to Discontinued Operations as of such day), (c) interest expense of the Company and its Subsidiaries on a consolidated basis for such period (calculated after excluding any interest expense paid in connection with Discontinued Operations as of such day), and (d) non-recurring, non-cash charges of the Company and its Subsidiaries on a consolidated basis for such period. All components of EBITDA shall be determined in accordance with Generally Accepted Accounting Principles, consistently applied.

     Eligible Assignee shall mean (a) a commercial bank having total assets in
     -----------------
excess of $10,000,000,000 or (b) a finance company, insurance company, other financial institution or fund, acceptable to the Agent and the Company, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $10,000,000,000.

     Environmental Claim shall mean any third party (including any Governmental
     -------------------
Authority) action, lawsuit, claim or proceeding (including claims or proceedings at common law) which seeks to impose or alleges liability for (i) preservation, protection, conservation, pollution, contamination of, or releases or threatened releases of Hazardous Substances into the air, surface water, ground water or land or the clean-up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (ii) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances or solid waste (as defined under the Resource Conservation and Recovery Act and its regulations, as amended from time to time); (iii) exposure to Hazardous Substances; (iv) the safety or health of employees or other Persons in connection with any of the activities specified in any other subclause of this definition; or (v) the manufacture, processing, distribution in commerce, presence or use of Hazardous Substances. An "Environmental Claim"
                                                           -------------------
includes a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of the applicable permit, license, or regulation as alleged by any Governmental Authority.

     Environmental Liabilities shall mean all liabilities arising from any
     -------------------------
Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including: remedial, removal, response, abatement, restoration (including natural resources) investigative, or monitoring liabilities, personal injury and damage to property, natural resources or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including attorney's fees and court costs. Environmental
                                                                 -------------
Liability shall mean any one of them.
---------

     Environmental Permit shall mean any permit, license, approval or other
     --------------------
authorization under any applicable law, regulation and other requirement of the United States or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, recycling, presence, use, treatment, storage, disposal, transport, or handling of, wastes, pollutants, contaminants or Hazardous Substances.

     Equipment shall have the meaning assigned to it in the Texas Business and
     ---------
Commerce Code in force on the date the document using such term was executed.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as
     -----
amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

     Eurocurrency Reserve Requirement shall mean, on any day, for any LIBOR
     --------------------------------
Interest Period, the stated maximum rate (expressed as a decimal) for all reserves (including basic, supplemental, marginal and emergency reserves) required to be maintained during such LIBOR Interest Period under Regulation D by any member bank of the Federal Reserve System against "Eurocurrency liabilities," as currently defined in Regulation D, all as specified by any Governmental Authority. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined as provided in the definition of "London Interbank Rate" or (b) any category of extensions of credit or other assets which include Eurocurrency Loans. Each determination of the Eurocurrency Reserve Requirement by the Agent shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

     Event of Default shall mean any of the events specified in Section 7.1
     ----------------                                           -----------
hereof or otherwise specified as an Event of Default in any other Loan Document, provided there has been satisfied any requirement in connection with
--------
such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and Default shall mean any of such events,
                                         -------
whether or not any such requirement has been satisfied.

     Excess Interest Amount shall have the meaning attributed to such term in
     ----------------------
Section 2.12 hereof.
------------

     FDIC Percentage shall mean, on any day, the annual rate (rounded upwards,
     ---------------
if not already a whole multiple of 1/100% to the next higher 1/100%) most recently estimated by the Agent as the then current annual assessment that will be employed in determining amounts payable by Chase to any Governmental Authority (including the Federal Deposit Insurance Corporation) for insuring time deposits made in United States dollars at Chase's main banking house and maturing at the end of the relevant LIBOR Interest Period. Each estimate of the FDIC Percentage by the Agent shall be binding and conclusive, absent manifest error, and may be computed by using any reasonable averaging and attribution method.

     Federal Funds Rate shall mean, for any period, a fluctuating interest rate
     ------------------
per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Chase from three Federal funds brokers of recognized standing selected by it.

     First Amendment shall mean that certain Amended and Restated First
     ---------------
Amendment of Amended and Restated Credit Agreement dated effective December 23, 1999, by and among the Company, the Banks and the Agent.

     Fixed Charge Coverage Ratio shall mean as of any day that the Fixed Charge
     ---------------------------
Coverage Ratio is being calculated, the ratio of (a) EBIT plus Operating Lease Expense to (b) interest expense plus Operating Lease Expense. All components of
        --
the Fixed Charge Coverage Ratio shall be computed for the Rolling Four Quarters as of such day and determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles, consistently applied.

     Funded Indebtedness shall mean (a) all Indebtedness of the Company and its
     -------------------
Subsidiaries on a consolidated basis which by its terms matures more than one year after the applicable date of calculation of Funded Indebtedness (including without limitation, current maturities or scheduled principal payments of Funded Indebtedness for the applicable period for which Funded Indebtedness is being calculated), and any Indebtedness of the Company and its Subsidiaries on a consolidated basis maturing within one year from such date which is renewable or extendable at the option of the obligor to a date beyond one year from such date and (b) without duplication, Capital Lease Obligations of the Company and its Subsidiaries on a consolidated basis. All components of Funded Indebtedness shall be determined in accordance with Generally Accepted Accounting Principles, consistently applied.

     Generally Accepted Accounting Principles shall mean, as to a particular
     ----------------------------------------
Person, those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board or successor organization, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Agent and the Banks, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person.

     Governmental Authority shall mean any foreign governmental authority, the
     ----------------------
United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Agent, any of the Banks or the Company, any of the Company's Subsidiaries or their respective Property.

     Guaranties shall mean that certain Amended and Restated Master Guaranty
     ----------
dated effective June 28, 1999, by and among certain of the Current Guarantors, as the same may have been or may hereafter be amended, supplemented, modified, joined in pursuant to a Joinder Agreement and restated from time to time, and each and every other guaranty executed by any or all of the Guarantors from time to time.

     Guarantors shall mean each and every Person executing a guaranty from time
     ----------
to time guaranteeing the Indebtedness of the Company owing from time to time to the Banks pursuant to this Agreement or the Notes, including the Current Guarantors.

     Hazardous Substance shall mean any hazardous or toxic waste, substance or
     -------------------
product or material defined or regulated from time to time by any applicable law, rule, regulation or order described in the definition of "Requirements of Environmental Law," including solid waste (as defined under RCRA or its regulations, as amended from time to time), petroleum and any fraction thereof, any radioactive materials and waste.

     Highest Lawful Rate shall mean the maximum nonusurious rate of interest
     -------------------
permitted by whichever of applicable federal or Texas law from time to time permits the higher maximum nonusurious interest rate stated as a rate per annum. On each day, if any, that applicable Texas law establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "weekly ceiling" (as defined in Chapter 1D and (S) 303 of the Texas Finance Code, as amended, respectively) for that day. The Agent may from time to time, as to then-current and future balances, implement any other ceiling under Chapter 1D and the Texas Finance Code and/or revise the index, formula or provision of law used to compute the rate on such obligation, if and to the extent permitted by, and in the manner provided in, Chapter 1D and the Texas Finance Code.

     Incidental Liens shall mean (i) Liens for taxes, assessments, levies or
     ----------------
other governmental charges (but not Liens for clean up expenses arising pursuant to Requirements of Environmental Law) not yet due (subject to applicable grace periods) or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles; (ii) carriers', warehousemen's, mechanics', landlords', vendors', materialmen's, repairmen's, sureties' or other like Liens (other than Liens for clean up expenses arising pursuant to Requirements of Environmental Law) arising in the ordinary course of business (or deposits to obtain the release of any such Lien) and securing amounts not yet due or which are being contested in good faith and by appropriate proceedings if, in the case of such contested Liens, adequate reserves with respect thereto are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles; (iii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (iv) deposits not in excess at any time of $1,000,000 to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, licenses, franchises, statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature incurred in the ordinary course of business and Liens to secure progress or partial payments made to the Company or any Subsidiary and other Liens of like nature made in the ordinary course of business; (v) easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case singly or in the aggregate materially detract from the value or usefulness of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (vi) bankers' liens arising by operation of law; (vii) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with any court proceeding the payment of which is covered in full (subject to customary deductibles) by insurance; (viii) inchoate Liens arising under ERISA to secure contingent liabilities of the Company; and (ix) rights of lessees and sublessees in assets leased by the Company or any Subsidiary not prohibited elsewhere herein.

     Indebtedness shall mean, as to any Person, without duplication: (a) all
     ------------
indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of Property or services;
(b) any other indebtedness which is evidenced by a promissory note, bond, debenture or similar instrument; (c) any obligation under or in respect of outstanding letters of credit (including without limitation, the Letters of Credit), acceptances and similar obligations created for the account of such Person; (d) all Capital Lease Obligations of such Person; (e) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien; and (f) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Agent and in accordance with accepted practice); provided,
                                                                     --------
that such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the Agent in trust for the payment thereof.

     Interest Option shall have the meaning ascribed to it in Section 2.10(a)
     ---------------                                          ---------------
hereof.

     Interest Payment Dates shall mean (a) for Alternate Base Rate Borrowings,
     ----------------------                ----------------------------------
(1) at all times while the Notes are outstanding, the last Business Day of each March, June, September and December, and (2) the Maturity Date; and (b) for
                                                                        ---
LIBOR Rate Borrowings, (1) if the LIBOR Interest Period applicable to such LIBOR
---------------------
Rate Borrowing is equal to or less than three (3) months, the end of such LIBOR Interest Period, and (2) in all other cases, on that day which is three (3) calendar months following the first day of the applicable LIBOR Interest Period (or, if there be no corresponding day, on the next succeeding day which is a Business Day) and at the end of such LIBOR Interest Period.

     Investment shall mean the purchase or other acquisition of any securities
     ----------
or Indebtedness of, or the making of any loan, advance, transfer of Property or capital contribution to, or the incurring of any liability, contingently or otherwise, in respect of the Indebtedness of, any Person.

     Issuer shall mean any Bank which is an issuer of a Letter of Credit.  The
     ------
initial Issuer will be Chase.

     Joinder Agreement shall mean any agreement, in Proper Form, executed by a
     -----------------
Subsidiary of the Company from time to time, pursuant to which such Subsidiary joins in the execution and delivery of a Guaranty and the Contribution Agreement.

     Legal Requirement shall mean any law, statute, ordinance, decree,
     -----------------
requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     Letter of Credit Advances shall mean all sums which may from time to time
     -------------------------
be paid by any and all of the Banks pursuant to the Letters of Credit, or any of them, together with all other sums, fees, reimbursements or other obligations which may be due to any or all of the Banks pursuant to the Letters of Credit, or any of them.

     Letter of Credit Exposure Amount shall mean at any time the sum of (i) the
     --------------------------------
aggregate undrawn amount of all Letters of Credit outstanding at such time plus
                                                                           ----
(ii) the aggregate amount of all Letter of Credit Advances for which the Banks have not been reimbursed and which remain unpaid at such time.

     Letter of Credit Fee Payment Date shall mean, with respect to any Letter of
     ---------------------------------
Credit, the date of issuance thereof and the last day of each March, June, September and December which occurs after the date of issuance, but prior to the expiry date of said Letter of Credit.

     Letter of Credit Termination Date shall mean a date which is three (3)
     ---------------------------------
months prior to the Maturity Date.

     Letters of Credit shall mean all irrevocable standby letters of credit and
     -----------------
all commercial letters of credit issued by the Issuer pursuant to the terms set forth in this Agreement, including all outstanding letters of credit issued by Chase prior to the date hereof for the account of the Company or any of its Subsidiaries.

     Leverage Ratio shall mean as of any day that the Leverage Ratio is
     --------------
calculated, the ratio of Funded Indebtedness of the Company and its Subsidiaries on a consolidated basis as of such day to EBITDA of the Company and its
                                       --
Subsidiaries on a consolidated basis for the Rolling Four Quarters as of such day.

     LIBOR Business Day shall mean a Business Day on which transactions in
     ------------------
United States Dollar deposits between banks may be carried on in the London, England interbank market.

     LIBOR Interest Period shall mean, for each LIBOR Rate Borrowing, a period
     ---------------------
commencing:

     (a)  on the date of such LIBOR Rate Borrowing, or

(b) on the last day of the immediately preceding LIBOR Interest Period in the case of a rollover to a successive LIBOR Interest Period,

and ending on the numerically corresponding day one, two, three or (as available) six months thereafter, as the Company shall elect in accordance herewith; provided, (w) any LIBOR Interest Period which would otherwise end on a
          --------
day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding LIBOR Business Day; (x) any LIBOR Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last LIBOR Business Day of the appropriate calendar month; (y) no LIBOR Interest Period shall ever extend beyond the Maturity Date; and (z) LIBOR Interest Periods shall be selected by the Company in such a manner that the LIBOR Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

     LIBOR Rate shall mean, for the entire term of each LIBOR Interest Period, a
     ----------
rate per annum equal to the lesser of (a) the sum of (1) the Adjusted LIBOR Rate in effect on the first day of such LIBOR Interest Period plus (2) the Applicable Margin from time to time in effect during such term, and (b) the Highest Lawful Rate.

     LIBOR Rate Borrowing shall mean each portion of the principal balance of
     --------------------
the Loans at any time bearing interest at the LIBOR Rate.

     Lien shall mean any mortgage, pledge, charge, encumbrance, security
     ----
interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

     Loan Documents shall mean this Agreement, the Notes, the Guaranties, the
     --------------
Contribution Agreement, the Joinder Agreements, the Letters of Credit, the Applications, all instruments, certificates and agreements now or hereafter executed or delivered to the Agent and/or the Banks pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

     Loans shall mean the advances of funds described in Section 2.1 hereof.
     -----                                               -----------
Loan shall mean any one of the Loans.
----

     London Interbank Rate shall mean, for each applicable LIBOR Interest
     ---------------------
Period, the rate of interest per annum quoted by the Agent as the average of the rates per annum offered to the Agent by one or more prime banks in the London, England interbank market of deposits in U.S. Dollars for delivery on the first day of the applicable Interest Period, maturing on the last day of the Interest Period and in an amount equal (or as nearly as equal as practicable) to the related LIBOR Rate Borrowing. The average of the rates quoted to the Agent will be rounded to the next higher multiple of 1/16% to determine the London Interbank Rate. The Agent will select the prime banks for determining the London Interbank Rate in its sole discretion, and the Agent will request rate quotations in accordance with the then existing practice in the London, England interbank market. The Agent will determine the London Interbank Rate at or before 10:00 a.m., two (2) LIBOR Business Days prior to the first day of the applicable LIBOR Interest Period, and each determination by the Agent of the London Interbank Rate will be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

     Majority Banks shall mean two (2) or more Banks having 66-2/3% or greater
     --------------
of the Aggregate Commitment.

     Material Adverse Effect shall mean a material adverse effect on the assets,
     -----------------------
liabilities, financial condition, business or affairs of the Company and its Subsidiaries on a consolidated basis.

     Maturity Date shall mean the earlier of (a) June 28, 2002, (b) the date the
     -------------
Company terminates the Commitment pursuant to Section 2.2 hereof, and (c) the
                                              -----------
date specified by the Agent pursuant to Section 7.1 hereof.
                                        -----------

     Net Income shall mean gross revenues and other proper income credits, less
     ----------
all proper income charges, including taxes on income, all determined in accordance with Generally Accepted Accounting Principles; provided, that there shall not be included in such revenues (i) any income representing the excess of equity in any Subsidiary at the date of acquisition over the investment in such Subsidiary, (ii) any equity in the undistributed earnings of any Person which is not a Subsidiary, (iii) any earnings of any Subsidiary for any period prior to the date such Subsidiary was acquired, except as may be permitted under Generally Accepted Accounting Principles in connection with the pooling of interest method of accounting, and (iv) any gains resulting from the write-up of assets. Net Income shall be determined on a consolidated basis.

     Net Proceeds Amount shall mean, with respect to any Permitted Asset
     -------------------
Dispositions and Permitted Stock Dispositions by the Company and/or any of its Subsidiaries, an amount equal to the difference between (a) the aggregate consideration paid to or received by the Company and/or any of its Subsidiaries in connection with such Permitted Asset Dispositions and Permitted Stock Dispositions and (b) all ordinary and reasonable out of pocket expenses actually incurred by the Company and/or any of its Subsidiaries in connection with such Permitted Asset Dispositions and Permitted Stock Dispositions.

     New Bank shall have the meaning assigned to it in Section 2.15(b).
     --------                                          ---------------

     New Bank Agreement shall have the meaning assigned to it in Section
     ------------------                                          -------
2.15(b).

     Notes shall mean the promissory notes, each substantially in the form of
     -----
Exhibit A attached hereto, of the Company evidencing the Loans, payable to the
---------
order of the respective Banks in the amount of said Bank's Commitment, and all renewals, extensions, modifications, rearrangements and replacements thereof and substitutions therefor. Note shall mean any one of them.
                         ----

     Note Purchase Agreements shall have the meaning given to such term in
     ------------------------
Section 6.1(l) hereof.
--------------

     Notice of Assumption shall mean a Notice of Assumption in favor of the
     --------------------
Agent, substantially in the form of Exhibit B attached hereto and otherwise in
                                    ---------
Proper Form.

     Officer's Certificate shall mean a certificate substantially in the form of
     ---------------------
Exhibit C attached hereto.
---------

     Operating Lease Expense shall mean for any period for which Operating Lease
     -----------------------
Expense is calculated, the aggregate amount of fixed and contingent rentals (exclusive of payments of Capital Lease Obligations) payable by the Company and its Subsidiaries for such period with respect to leases of Property. Operating Lease Expense shall be determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles, consistently applied.

     Organizational Documents shall mean, with respect to a corporation, the
     ------------------------
certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Agent.

     Parties shall mean all Persons other than the Agent, any Bank, or the
     -------
Issuer executing any Loan Document.

     Past Due Rate shall mean, on any day, the Alternate Base Rate plus three
     -------------
percent (3%), not to exceed the Highest Lawful Rate in effect on such day.

     Permitted Asset Dispositions shall have the meaning attributed to such
     ----------------------------
terms in Section 6.4(z) hereof.
         --------------

     Permitted Internet Strategy Investments shall mean (a) those Investments by
     ---------------------------------------
the Company and/or WholePeople.com, Inc. in American WholeHealth, Inc. and in Real Goods Trading Corporation that are described in Section 4 of the First
                                                     ---------
Amendment, (b) those Investments by WholePeople.com, Inc. or any of its Subsidiaries in internet strategy lines of business to the extent, but only to the extent, that such internet strategy Investments are financed by proceeds received by WholePeople.com, Inc. from the WholePeople Stock Offering, and (c) those Investments by the Company represented and evidenced by its ownership, as of the effective date of the First Amendment, of Stock in Amrion, Inc., a Colorado corporation, WholePeople.com, Inc., a Texas corporation, and wholefoods.com, a Delaware corporation.

     Permitted Investment Securities shall mean: (1) readily marketable
     -------------------------------
securities issued or fully guaranteed by the United States of America or any agency or wholly owned corporation thereof; (2) commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or A-1 by Standard and Poor's Corporation with maturities of not more than one hundred eighty (180) days and short term notes payable of any Business Entity where said notes are rated at least "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard & Poor's Corporation with maturities of not more than ninety (90) days; (3) certificates of deposit or repurchase certificates issued by any Bank or any other financial institution acceptable to the Agent, all of the foregoing not having a maturity of more than one (1) year from the date of issuance thereof; (4) securities issued by municipalities rated AA or better by Standard & Poor's Corporation not having a maturity of more than one (1) year from the date of issuance thereof; and (5) money market mutual funds having capital surplus of at least $1,000,000,000 and deemed acceptable by the Agent, substantially all of the assets of which are comprised of securities, commercial paper, certificates of deposit or repurchase certificates of the type described in subclauses (1) through (4) above.

     Permitted Stock Dispositions shall have the meaning attributed to such
     ----------------------------
terms in Section 6.4(z) hereof.
         --------------

     Person shall mean any individual, corporation, trust, unincorporated
     ------
organization, Governmental Authority or any other form of entity.

     Plan shall mean any plan subject to Title IV of ERISA and maintained for
     ----
employees of the Company or of any member of a "controlled group of corporations", as such term is defined in the Code, of which the Company or any of its Subsidiaries it may acquire from time to time is a part, or any such plan to which the Company or any of its Subsidiaries it may acquire from time to time is required to contribute on behalf of its employees.

     Prime Rate shall mean, for any day, the prime rate as determined from time
     ----------
to time by Chase as being its prime rate for that day. Without notice to the Company or any other Person, the Prime Rate shall automatically fluctuate upward and downward as and in the amount by which said Prime Rate fluctuates, with each change to be effective as of the date of each change in said Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer, and Chase disclaims any statement, representation, or warranty to the contrary. Chase may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

     Principal Office shall mean the principal office of the Agent, presently
     ----------------
maintained at 712 Main Street, Houston, Texas, or at such other place as the Agent may from time to time by notice to the Company designate.

     Proper Form shall mean in form and substance satisfactory to the Agent.
     -----------

     Property shall mean any interest in any kind of property or asset, whether
     --------
real, personal or mixed, tangible or intangible.

     Quarterly Unaudited Financial Statements shall mean, with respect to each
     ----------------------------------------
fiscal quarter of the Company (except for the last fiscal quarter), the Company's 10-Q Report filed with the Securities Exchange Commission for such fiscal quarter. All of the Quarterly Unaudited Financial Statements of the Company are to be prepared in accordance with Generally Accepted Accounting Principles and certified as true and correct by the chief executive officer, president, chief operating officer or chief financial officer of the Company.

     Ratable Portion shall mean an amount equal to the product of (a) the Net
     ---------------
Proceeds Amount attributable to the applicable Permitted Asset Dispositions and Permitted Stock Dispositions multiplied by (b) a fraction, the numerator of
                             ----------
which is the outstanding principal balance of the Loans at such time and the denominator of which is the aggregate principal amount of Funded Indebtedness (including without limitation, the Notes) at such time of the Company and its Subsidiaries on a consolidated basis.

     Rate Selection Date shall mean that Business Day which is (a) in the case
     -------------------
of Alternate Base Rate Borrowings, the date of such borrowing or (b) in the case of LIBOR Rate Borrowings, the date three (3) LIBOR Business Days preceding the first day of any proposed LIBOR Interest Period.

     Rate Selection Notice shall have the meaning ascribed to it in Section
     ---------------------                                          -------
2.10(b)(1) hereof.
----------

     Re-Allocation Date shall have the meaning assigned to it in Section
     ------------------                                          -------
2.15(e).
-------

     Regulation D shall mean Regulation D of the Board of Governors of the
     ------------
Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

     Regulatory Change shall mean, with respect to any Bank, any change on or
     -----------------
after the date of this Agreement in any Legal Requirement (including Regulation
D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of banks including such Bank under any Legal Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

     Request for Extension of Credit and Certificate of No Default shall mean a
     -------------------------------------------------------------
written request for extension of credit substantially in the form of Exhibit D
                                                                     ---------
attached hereto.

     Requirements of Environmental Law shall mean all requirements imposed by
     ---------------------------------
any law (including The Resource Conservation and Recovery Act, The Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), rule, regulation, or order of any Governmental Authority now or hereafter in effect which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste or Hazard Substance generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation; (iv) exposure of Persons or property to Hazardous Substances; (v) the safety or health of employees or other Persons or (vi) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, emissions or storage of Hazardous Substances into the environment. Requirement
                                                                    -----------
of Environmental Law shall mean any one of them.
--------------------

     Rolling Four Quarters shall mean the then most recently ended four (4)
     ---------------------
consecutive fiscal quarters of the Company for which, as of such day, financial statements are required to have been given to the Agent and Banks pursuant to this Agreement.

     Stated Rate shall mean the effective weighted per annum rate of interest
     -----------
applicable to the Loans.

     Stock shall mean as to a Business Entity, all capital stock or other
     -----
indicia of equity rights issued by such Business Entity from time to time.

     Subsidiary shall mean, as to a particular parent Business Entity, any
     ----------
Business Entity of which more than fifty percent (50%) of the capital stock or
                         ---------
other indicia of equity rights issued by such Business Entity is at the time directly or indirectly owned by, such parent Business Entity, or by one or more of its Affiliates.

     Taxes shall have the meaning ascribed to it in Section 2.11(b) hereof.
     -----                                          ---------------

     Uncommitted Money Market Borrowings shall mean any Indebtedness for
     -----------------------------------
borrowed funds advanced by any lender to the Company under any "discretionary guidance," "bid line" or other type of uncommitted money market loan facility.

     Unsecured Borrowed Debt shall mean all Indebtedness resulting from
     -----------------------
borrowings of the Company (exclusive of intercompany borrowings) from time to time owing to Persons which is not secured by any Liens (other than borrowings from trade creditors in the ordinary course of business), including the Indebtedness of the Company owing to the Banks or the Agent pursuant to this Agreement.

     Unused Commitment shall mean, as to a particular Bank, the daily difference
     -----------------
of such Bank's Commitment on such day less the Current Sum applicable to such Bank on such day.

     WholePeople Stock Offering shall mean the sale by WholePeople.com, Inc. of
     --------------------------
any of the Stock of WholePeople.com, Inc. consented to by the Agent and the Banks under the provisions of Section 4 of the First Amendment.
                              ---------

     1.3.  Accounting Terms and Determinations. Except where specifically
           -----------------------------------
otherwise provided:

     (a) The symbol "$" and the word "dollars" shall mean lawful money of the United States of America.

     (b) Any accounting term not otherwise defined shall have the meaning ascribed to it under Generally Accepted Accounting Principles.

     (c) Unless otherwise expressly provided, any accounting concept and all financial covenants shall be determined on a consolidated basis, and financial measurements shall be computed without duplication.

     (d) Wherever the term "including" or any of its correlatives appears in the Loan Documents, it shall be read as if it were written "including (by way of example and without limiting the generality of the subject or concept referred
to)".

     (e) Wherever the word "herein" or "hereof" is used in any Loan Document, it is a reference to that entire Loan Document and not just to the subdivision of it in which the word is used.

     (f) References in any Loan Document to Section numbers are references to the Sections of such Loan Document.

     (g) References in any Loan Document to Exhibits, Schedules, Annexes and Appendices are to the Exhibits, Schedules, Annexes and Appendices to such Loan Document, and they shall be deemed incorporated into such Loan Document by reference.

     (h) Any term defined in the Loan Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments, supplements, restatements, renewals, extensions and substitutions of the same; provided that nothing in this subsection shall be
                           --------
construed to authorize any such modification, amendment, supplement, restatement, renewal, extension or substitution except as may be permitted by other provisions of the Loan Documents.

     (i) All times of day used in the Loan Documents mean local time in Houston, Texas.

     (j) Defined terms may be used in the singular or plural, as the context requires.

         Loans; Letters of Credit; Payments; Prepayments; Interest Rates.
         ----------------------------------------------------------------
1.4.  Loans.
      -----

     (a) Subject to the terms and conditions hereof, each Bank severally agrees to make loans to the Company from time to time before the Maturity Date, in an aggregate principal amount at any one time outstanding (including its liability for the Letter of Credit Exposure Amount at such time) up to but not exceeding such Bank's Commitment. Subject to the conditions herein, any such Loan repaid prior to the Maturity Date may be reborrowed pursuant to the terms of this Agreement. Each Loan which is not made to repay a Letter of Credit Advance pursuant to Section 2.4 hereof shall be in an amount of at least (i) $500,000
            -----------
or (ii) the Unused Commitment, whichever is less. Each repayment of the Loans shall be in an amount of at least $500,000 or the principal balance of the Notes, whichever is less. The Agent, the Banks and the Company agree that Chapter 346 of the Texas Finance Code shall not apply to this Agreement, any Note or any Loan. The Loans shall be evidenced by the Notes.

     (b) The Company shall give the Agent notice of a request for a Loan in accordance with Section 3.1 hereof. Upon receipt of each such notice, the
                -----------
Agent shall promptly give each of the Banks notice by telephone of receipt thereof. Not later than 12:00 noon on the date specified for the making of such Loan, each Bank shall make available to the Agent at the Principal Office, such Bank's Commitment Percentage of such Loan in immediately available funds for the account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing same, in immediately available funds, in an account designated by the Company maintained with the Agent at the Principal Office. If a requested Loan shall not occur on any date specified by the Company as set forth in the applicable Request for Extension of Credit and Certificate of No Default because all of the conditions for such Loan set forth herein or in any of the other Loan Documents shall have not been met, the Agent shall return the amounts so received from the Banks in respect of such requested Loan to the applicable Banks as soon as practicable; provided, however, if and to the extent tha t
                              --------
the Agent fails to return any such amounts to any applicable Bank on the date that the requested Loan was to have been made, the Agent shall pay interest on such unreturned amounts for each date from such date that the requested Loan was to have been made, to the date that such unreturned amounts are returned to such Bank, such interest to accrue at the Federal Funds Rate and to be payable upon written request from such Bank.

     (c) The obligations of the Banks hereunder are several and not joint; therefore, notwithstanding anything herein to the contrary, (i) no Bank shall be required to make Loans at any one time outstanding in excess of such Bank's Commitment Percentage, (ii) if a Bank fails to make a Loan as and when required hereunder and the Company subsequently makes a repayment on the Loans, such repayment shall be split among the non-defaulting Banks in accordance with their respective Commitment Percentages until each Bank has its Commitment Percentage of all of the outstanding Loans, then the balance of such repayment shall be divided among all of the Banks in accordance with their respective Commitments (it being understood that any such repayment to a defaulting Bank shall not be deemed to relieve such defaulting Bank from any liability to the Company resulting from such defaulting Bank's failure to make a Loan as and when required hereunder) and (iii) the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (provided,
                                                                      --------
that no Bank shall be responsible for the failure of any other Bank to make a Loan such other Bank is obligated to make hereunder).

     (d)  Notwithstanding anything to the contrary contained in this Section 2.1
                                                                     -----------
or any other provision of this Agreement, the Company covenants and agrees that in no event shall the aggregate amount of the Loans and the Letter of Credit Exposure Amount outstanding on any day ever exceed the amount of the Aggregate Commitment then in effect as of such day less the aggregate amount of
                                         ----
Uncommitted Money Market Borrowings then outstanding as of such day.

     1.5.  Commitment Fees; Termination and Reductions. In consideration of each
           -------------------------------------------
Bank's Commitment, the Company agrees to pay to the Agent for the account of each Bank a commitment fee (each a "Commitment Fee") (computed on the basis of
                                    --------------
the actual number of days elapsed in a year composed of 360 days, subject to the terms of Section 9.6 hereof) in an amount equal to the product of (A) the
         -----------
Applicable Commitment Fee Percentage in effect for the period for which the Commitment Fee is being computed times (B) such Bank's Unused Commitment. The
                                 -----
Commitment Fee shall be due and payable in arrears on the last Business Day of each March, June, September and December prior to the Maturity Date and on the Maturity Date, with each Commitment Fee to commence as of the date hereof and to be effective as to any reduction in the Commitment or change in the Applicable Commitment Fee Percentage as of the date of any such decrease or change, and each Commitment Fee shall cease to accrue (except with respect to past due interest on any unpaid portion thereof) on the Maturity Date. All past due Commitment Fees shall bear interest at the Past Due Rate and shall be payable upon demand by the Agent. The Aggregate Commitment may be permanently terminated or reduced as follows, which such reductions shall be applied prorata:

     (a) the Company may, upon ten (10) Business Days' prior written notice to the Agent, permanently terminate or reduce the Aggregate Commitment in an amount of at least $5,000,000 or the amount of the Aggregate Commitment at such time, whichever is less;

     (b) any prepayment of the Loans and Letter of Credit Advances in accordance with the provisions of Section 2.3(c)(3) hereof shall permanently and
                                  -----------------
automatically reduce the Aggregate Commitment in an amount equal to any such prepayment; and

     (c) if the ten percent (10%) of Consolidated Net Worth threshold discussed in Section 2.3(c) hereof shall be reached in any fiscal year with respect to
   --------------
Permitted Asset Dispositions and Permitted Stock Dispositions, the Banks may, with the unanimous written consent of all of the Banks, unilaterally reduce the Aggregate Commitment by an amount up to, but not in excess of, the difference between (1) the aggregate consideration paid to or received by the Company and/or its Subsidiaries with respect to Permitted Assets Dispositions and Permitted Stock Dispositions in excess of such ten percent (10%) of Consolidated Net Worth threshold and (2) the amount that the Aggregate Commitment is permanently reduced in accordance with the provisions of subparagraph (b) above (with the effective date of any such permanent reduction of the Aggregate Commitment in accordance with this subparagraph (c) being the date upon which the Agent has provided the Company with written notice of such permanent reduction of the Commitment).

     1.6.  Mandatory Prepayments.
           ---------------------

     (a) If the Current Sum applicable to a Bank at any time exceeds such Bank's Commitment, the Agent shall notify the Company in writing of the deficiency by overnight priority delivery service provided by a nationally recognized delivery service or, if the officer of the Agent providing such notice to the Company is located in Austin, Texas, by hand delivery confirmed by written receipt. Within three Business Days after the actual receipt of such notice, the Company shall make a prepayment on such Bank's Note or otherwise reimburse the Agent for Letter of Credit Advances or cause the one or more Letters of Credit to be canceled and surrendered in an amount sufficient to reduce such Current Sum to an amount no greater than such Commitment.

     (b) If the aggregate consideration paid to the Company and/or any of its Subsidiaries from all Permitted Asset Dispositions and all Permitted Stock Dispositions during any fiscal year exceeds $20,000,000, but is less than or equal to ten percent (10%) of the Consolidated Net Worth of the Company determined as of the end of the Company's preceding fiscal year, within three
(3) Business Days after the consummation of the applicable Permitted Asset Dispositions or Permitted Stock Dispositions, the Company shall make a prepayment against the Loans and Letter of Credit Advances then outstanding in an amount equal to the Net Proceeds Amount attributable to Permitted Asset Dispositions and Permitted Stock Dispositions in excess of such $20,000,000 threshold.

     (c) If the aggregate consideration paid to the Company and/or any of its Subsidiaries from all Permitted Asset Dispositions and all Permitted Stock Dispositions during any fiscal year exceeds ten percent (10%) of the Consolidated Net Worth of the Company determined as of the end of the Company's preceding fiscal year, the Company shall fully comply with each of the following:

          (1) within three (3) Business Days after the consummation of Permitted Asset Dispositions and Permitted Stock Dispositions in excess of the $20,000,000 threshold described in subparagraph (b) above, but less than or equal to such ten percent (10%) of Consolidated Net Worth threshold, the Company shall make a prepayment against the Loans and Letter of Credit Advances then outstanding in an amount equal to the Net Proceeds Amount attributable to such Permitted Asset Dispositions and Permitted Stock Dispositions;

          (2) within six (6) months after the consummation of Permitted Asset Dispositions and Permitted Stock Dispositions in excess of the above-described ten percent (10%) of Consolidated Net Worth threshold, the Company shall apply all of the Net Proceeds Amount attributable to such Permitted Asset Dispositions and Permitted Stock Dispositions as required under Section 10.6 of the Note Purchase Agreements (including without
           ------------
     limitation, any prepayment of the Loans and Letter of Credit Advances required pursuant to subparagraph (3) below); and

          (3) within the six (6) month period described in subparagraph (2) above, the Company shall make a prepayment against the Loans and the Letter of Credit Advances then outstanding in an amount equal to the Ratable Portion for such Loans and Letter of Credit Advances outstanding hereunder (unless all of the Banks elect in writing to not require any such prepayment against the Loans and Letter of Credit Advances then outstanding).

          (d) If the Net Proceeds Amount otherwise payable to the Agent for the ratable benefit of the Banks pursuant to Sections 2.3(b) or (c) above exceeds
                                         ---------------    ---
the amount of Loans and Letter of Credit Advances then outstanding, the Company shall be entitled to retain for its unrestricted use any portion of such Net Proceeds Amount remaining after the outstanding Loans and Letter of Credit Advances have been fully paid.

          (e) The Company shall have the right to extend for up to six months any mandatory prepayment date provided for in Sections 2.3(b) and (c) as
                                              ---------------     ---
necessary to avoid payment of any Consequential Loss, but only for the applicable portion of any such prepayment that would otherwise be applied to one or more LIBOR Rate Borrowings then outstanding as of the date that such prepayment is otherwise required hereunder.


     1.7.  Letters of Credit.
           -----------------

     (a) Subject to the terms and conditions contained herein, the Company shall have the right to utilize the Aggregate Commitment from time to time prior to the Letter of Credit Termination Date, by obtaining from the Issuer one or more Letters of Credit for the account of the Company or any of its Subsidiaries (with the Company being jointly and severally liable under the terms of the applicable Application for any Letter of Credit issued for the account of any of the Company's Subsidiaries) in such amounts and in favor of such beneficiaries as the Company from time to time shall request; provided, that in no event shall
                                                --------
the Issuer have any obligation to issue any Letter of Credit if (i) the face amount of such Letter of Credit plus the Letter of Credit Exposure Amount at
                                ----
such time would exceed $10,000,000, (ii) the face amount of such Letter of Credit plus the aggregate of each Bank's Current Sum at such time, would exceed
       ----
the Aggregate Commitment, (iii) such Letter of Credit would have an expiry date later than the Maturity Date, (iv) either such Letter of Credit is not in such form and does not contain such terms as shall be satisfactory to the Agent and the Banks in their respective sole and absolute discretion or the Company has not executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the Agent shall have requested or (v) an event has occurred and is continuing which constitutes a Default as provided in Section 7 of this Agreement. The Company promises to pay to the
            ---------
order of the Issuer the amount of all Letter of Credit Advances, together with accrued interest thereon (if any). Each Letter of Credit Advance shall be considered for all purposes as a demand obligation owing by the Company to the Issuer of the Letter of Credit to which it relates, and each Letter of Credit Advance shall bear interest from the date thereof at the Past Due Rate, without notice of presentment, demand, protest or other formalities of any kind (said past due interest on such Letter of Credit Advance being payable on demand). To effect repayment of any such Letter of Credit Advance and any interest accrued thereon, the Agent may, but shall not be obligated to, at any time deem that the Company has requested an Alternate Base Rate Borrowing under the Notes to be made to satisfy such Letter of Credit Advance and any interest accrued thereon (if any), and if the Agent deems that the Company has requested an Alternate Base Rate Borrowing under the Notes to be made to satisfy such letter of Credit Advance and any interest accrued thereon (if any), the Banks shall satisfy such Letter of Credit Advance and any interest accrued thereon (if any) by (subject to the terms and conditions of Section 2.1 hereof) making an Alternate Base Rate
                        -----------
Borrowing under the Notes, if such Letter of Credit Advance is (and such Loan is to be) made prior to the Maturity Date. The Issuer will pay to each Bank such Bank's Commitment Percentage of all amounts received from the Company by the Issuer, if any, for application, in whole or in part, against the Letter of Credit Advances in respect to any Letter of Credit, but only to the extent such Bank has made its full pro rata payment of each drawing under the Letter of Credit to which such Letter of Credit Advance relates. All rights, powers, benefits and privileges of this Agreement with respect to the Notes, all security therefor and guaranties thereof (including the Guaranties) and all restrictions, provisions for repayment or acceleration and all other covenants, warranties, representations and agreements of the Company contained in this Agreement with respect to the Notes shall apply to each such Letter of Credit Advance.

     (b)  In consideration of the issuance of each Letter of Credit pursuant to the provisions of this Section 2.4, the Company agrees to pay
                                   -----------
(subject to Section 9.6 hereof) to the Issuer a letter of credit fee in
             -----------
arrears on each Letter of Credit Fee Payment Date equal to the product of
(A) the Applicable Margin then in effect for LIBOR Rate Borrowings times
                                                                   -----
(B) the amount available for drawings under such Letter of Credit on such Letter of Credit Fee Payment Date times (C) the number of days from, but not including,
                           -----
such Letter of Credit Fee Payment Date through and including the next to occur Letter of Credit Fee Payment Date (or expiry date, if sooner) applicable to such Letter of Credit divided by 360; provided, that in no event shall the fee to be
                                 ---------
paid on any Letter of Credit Fee Payment Date for any such Letter of Credit ever be less than $500. In addition, with respect to each Letter of Credit, the Company shall pay to the Issuer, for the benefit of the Issuer only, a fronting fee, in advance, on such Letter of Credit, which shall be due and payable on each Letter of Credit Fee Payment Date. The fronting fee amount so payable shall be equal to the product of (A) one-eighth of one percent (1/8%) times (B) the
                                                                -----
amount available for drawings under such Letter of Credit on such Letter of Credit Fee Payment Date times (C) the number of days from, but not including,
                        -----
such Letter of Credit Fee Payment Date through and including the next to occur Letter of Credit Fee Payment Date (or expiry date, if sooner) applicable to such Letter of Credit divided by 360.

The Issuer will pay to each Bank, as soon as practicable after receiving any payment of letter of credit fees (other than any fronting fee payable only for the benefit of the Issuer), an amount equal to the product of (A) such Bank's Commitment Percentage times (B) the amount of such fees received (other than any
                      -----
fronting fee payable only for the benefit of the Issuer). If the Issuer fails to send to any Bank such Bank's pro-rata portion of any payment of letter of credit fees timely received by the Issuer hereunder by the close of business on the Business Day such payment was received by the Issuer, the Issuer shall pay to such Bank interest on such Bank's pro-rata portion of the letter of credit fees timely received by the Issuer from such date of receipt by the Issuer to the date that such Bank receives its pro-rata portion of such payment, such interest to accrue at the Federal Funds Rate and to be payable upon written request from such Bank. The obligations of the Company under this Agreement in respect of the Letters of Credit and Letter of Credit Advances shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

          (1) any lack of validity or enforceability of this Agreement, any Letter of Credit or any Loan Document;

          (2) any amendment or waiver of default under or any consent to departure from the terms of this Agreement or any Letter of Credit without the express prior written consent of the Agent and the Issuer of such Letter of Credit;

          (3) the existence of any claim, set-off, defense or other right which any beneficiary or any transferee of any Letter of Credit (or any entities for whom any such beneficiary or any such transferee may be acting), or any Person (other than the Agent or the Banks) may have, whether in connection with this Agreement, the Letters of Credit, the transactions contemplated hereby or any unrelated transaction;

          (4) any statement, draft, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; provided that the Issuer
                                                     ---------
     will examine each document presented under each Letter of Credit to ascertain that such document appears on its face to comply with the terms thereof; and

          (5) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

In the event that any restriction or limitation is imposed upon or determined or held to be applicable to the Agent, any Bank or the Company by, under or pursuant to any Legal Requirement now or hereafter in effect or by reason of any interpretation thereof by any Governmental Authority, which in the respective sole judgment of the Agent or any Bank would prevent any Bank from legally incurring liability under a Letter of Credit issued or proposed to be issued hereunder, then the Agent shall give prompt written notice thereof to the Company, whereupon the Banks shall have no obligation to issue any additional Letters of Credit then or at any time thereafter. In addition, if as a result of any Regulatory Change which imposes, modifies or deems applicable (x) any tax, reserve, special deposit or similar requirement against letters of credit issued or participated to by any Bank; (y) any fee, expense or assessment against Letters of Credit issued by the Issuer, the Agent or any Bank for deposit insurance, or (z) any other charge, expense or condition which increases the actual cost to the Issuer, the Agent or any Bank of issuing or maintaining the Letters of Credit, or reduces any amount receivable by the Agent or any Bank hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of the Issuer's, the Agent's or such Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then the Company (subject to Section 9.6 hereof) shall pay to the Issuer, the Agent or such Bank,
            -----------
upon demand and from time to time, amounts sufficient to compensate such Person for each such increase from the effective date of such increase to the date of demand therefor. Each such demand shall be accompanied by a certificate setting forth in reasonable detail the calculation of the amount then being demanded in accordance with the preceding sentence and each such certificate shall be conclusive absent manifest error.

     (c) THE COMPANY HEREBY INDEMNIFIES AND HOLDS HARMLESS THE ISSUER, EACH BANK AND THE AGENT FROM AND AGAINST ANY AND ALL CLAIMS AND DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH THE ISSUER, SUCH BANK OR THE AGENT MAY INCUR (OR WHICH MAY BE CLAIMED AGAINST THE ISSUER, SUCH BANK OR THE AGENT BY ANY PERSON WHATSOEVER) IN CONNECTION WITH THE EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, INCLUDING ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH THE ISSUER, THE AGENT OR SUCH BANK, AS THE CASE MAY BE, MAY INCUR (WHETHER INCURRED AS A RESULT OF ITS OWN NEGLIGENCE OR OTHERWISE) BY REASON OF OR IN CONNECTION WITH THE FAILURE OF ANY OTHER BANK (WHETHER AS A RESULT OF ITS OWN NEGLIGENCE OR OTHERWISE) TO FULFILL OR COMPLY WITH ITS OBLIGATIONS TO THE ISSUER, THE AGENT OR SUCH BANK, AS THE CASE MAY BE, HEREUNDER (BUT NOTHING HEREIN CONTAINED SHALL AFFECT ANY RIGHTS THE COMPANY MAY HAVE AGAINST SUCH DEFAULTING BANK); PROVIDED, THAT THE COMPANY
                                                    --------
SHALL NOT BE

REQUIRED TO INDEMNIFY THE ISSUER, ANY BANK OR THE AGENT FOR ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY (I) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE PARTY SEEKING INDEMNIFICATION OR (II) THE ISSUER'S, SUCH BANK'S OR THE AGENT'S (AS THE CASE MAY BE) FAILURE TO PAY UNDER ANY LETTER OF CREDIT AFTER THE PRESENTATION TO IT OF A REQUEST REQUIRED TO BE PAID UNDER APPLICABLE LAW. NOTHING IN THIS SECTION
                                                                       -------
2.4(C) IS INTENDED TO LIMIT THE OBLIGATIONS OF THE COMPANY UNDER ANY OTHER
------
PROVISION OF THIS AGREEMENT.

     (d) The Company shall give the Agent the Application for a Letter of Credit in accordance with the terms of Section 3.1 hereof. Upon receipt of any
                                       -----------
such Application (which such Application, when so received by the Agent, shall be deemed received by the Issuer), the Agent shall promptly notify each Bank that a Letter of Credit has been requested in the amount reflected in such Application and inform such Bank of the amount of its pro-rata portion of such proposed Letter of Credit (based upon such Bank's Commitment Percentage).

     (e) If at any time the Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under such Letter of Credit, each other Bank will pay to the Issuer immediately upon demand by the Issuer at any time during the period commencing after such payment until reimbursement thereof in full by the Company, an amount equal to the product of (A) such Bank's Commitment Percentage times (B) the amount of such payment made by the Issuer
                      -----
to a beneficiary under such Letter of Credit, together with interest on such amount for each day from the date of demand by the Issuer for such payment (or, if such demand is made after 11:00 a.m. on such date, from the next succeeding Business Day) to the date of payment by such Bank to the Issuer of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period. Nothing herein shall be deemed to require any Bank to pay to the Issuer any amount as reimbursement for any payment made by the Issuer to acquire (discount) for its own account prior to maturity thereof any acceptance created under a Letter of Credit.

     (f) Simultaneously with the Issuer's issuance and delivery of any Letter of Credit, the Issuer shall be deemed, without further action, to have sold to each other Bank, and such other Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuer, a participation interest equal to such other Bank's Commitment Percentage at such time in such Letter of Credit and all of the Letter of Credit Exposure Amount related to such Letter of Credit; provided, that no such Bank shall be obligated to participate in a
        --------
particular Letter of Credit if such Letter of Credit was issued or honored solely as a result of the Issuer's gross negligence or willful misconduct.

     1.8.  Payments.  All sums payable by the Company to the Agent or the Issuer
           --------
hereunder or pursuant to Notes for its own account or the account of the Banks shall be payable in United States dollars in immediately available funds not later than 12:00 noon on the date such payment or prepayment is due and shall be made without set-off, counterclaim or deduction of any kind. Any such payment received and accepted by the Agent or the Issuer after such time shall be considered for all purposes (including the payment of interest, to the extent permitted by law) as having been made on the next succeeding Business Day. All such payments shall be made at the

Principal Office. If any payment or prepayment becomes due and payable on a day which is not a Business Day, then the date for the payment thereof shall be extended to the next succeeding Business Day and interest shall be payable thereon at the then applicable rate per annum during such extension.

     1.9.  Prepayments of Loans.
           --------------------

     (a)  In addition to the mandatory prepayments required by Section 2.3
                                                               -----------
hereof, the Company shall have the right, at its option, to prepay the Loans in whole at any time or in part from time to time, without premium or penalty, except as provided in this Section or subsections (a), (b) or (c) of
Section 2.11 hereof.  Each partial prepayment under this subsection shall be an
------------
be an integral multiple of $500,000. Each prepayment under this subsection shall be applied to the prepayment of the aggregate unpaid principal amount of the Notes. Prepayments under this Agreement shall be subject to the following additional conditions:

          (1) In giving notice of prepayment as hereinafter provided, the Company shall specify, for the purpose of paragraphs (2) and (3) immediately following, the manner of application of such prepayment as between any outstanding Alternate Base Rate Borrowings and LIBOR Rate Borrowings; provided, that in no event shall any LIBOR Rate Borrowing be
                 --------
     partially prepaid.

          (2) Prepayments applied to any LIBOR Rate Borrowing may be made on any LIBOR Business Day, provided, that (i) the Company shall have given the
                             --------
     Agent at least five (5) LIBOR Business Days' prior irrevocable written or telecopied notice of such prepayment, specifying the principal amount of the LIBOR Rate Borrowing to be prepaid, the particular LIBOR Rate Borrowing to which such prepayment is to be applied and the prepayment date; and (ii) if such prepayment is made on any day other than the last day of the LIBOR Interest Period corresponding to the LIBOR Rate Borrowing to be prepaid, the Company shall pay directly to the Agent for the account of the Banks, on the last day of such LIBOR Interest Period, the Consequential Loss as a result of such prepayment.

          (3) Prepayments applied to any Alternate Base Rate Borrowing may be made on any Business Day, provided that the Company shall have given the
                               --------
     Agent at least five (5) Business Days prior irrevocable written notice or notice by telephone (which is to be promptly confirmed in writing) of such prepayment, specifying the principal amount of the Alternate Base Rate Borrowing to be prepaid and the prepayment date.

     (b) Notice of any prepayment having been given, the principal amount specified in such notice, together with (in the case of any prepayment of a LIBOR Rate Borrowing) interest thereon to the date of prepayment, shall be due and payable on such prepayment date.

     (c) Any Bank may, if it so elects, fulfill its obligation as to any LIBOR Rate Borrowing by causing a branch, foreign or otherwise, or Affiliate of such Bank to make such Loans and may transfer and carry such Loans at, to or for the account of any branch office or Affiliate of such Bank; provided, that in such
                                                        --------
event for the purposes of this Agreement such Loans shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loans shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such portions of the Loan, for the account of such branch or affiliate.

     (d) Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of the Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained its portion of each LIBOR Rate Borrowing during each LIBOR Interest Period for the Loans through the purchase of deposits having a maturity corresponding to such LIBOR Interest Period and bearing an interest rate equal to the London Interbank Rate for such LIBOR Interest Period.

     (e) The Company's obligation to pay increased costs and Consequential Loss with regard to each LIBOR Rate Borrowing as specified in this Section 2.6 hereof
                                                              -----------
shall survive termination of this Agreement.

     1.10.  Application of Payments and Prepayments. Prepayments on the Notes
            ---------------------------------------
shall be applied first to principal, the balance to accrued interest. Regular payments on each Note shall be applied first to accrued interest, the balance to the principal. If the Agent receives funds on a date when payments are due under the Notes and such funds are not sufficient to pay all of the obligations of the Company hereunder then due, then such funds shall be applied (a) first to the accrued interest on and, to the extent then due, principal of the Notes then outstanding, and (b) then to the unpaid expenses of the Agent and the Banks which are to be paid by the Company. Each payment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds. If the Agent fails to send to any Bank the product of such Bank's Commitment Percentage times the aggregate amount of any such payment timely received by the Agent for the account of all the Banks by the close of business on the date such payment was received by the Agent, the Agent shall pay to such Bank interest on such Bank's pro-rata portion of such payment timely received by the Agent from such date of receipt by the Agent to the date that such Bank receives its pro-rata portion of such payment, such interest to accrue at the Federal Funds Rate and to be payable upon written request from such Bank.

     1.11.  Pro Rata Treatment. Except to the extent otherwise provided herein:
            ------------------
(a) each borrowing from the Banks under Section 2.1 hereof shall be made, each
                                        -----------
payment of commitment fees shall be made and applied for the account of the Banks, and each termination or reduction of the Commitments of the Banks under
Section 2.2 hereof shall be applied, pro rata, according to each Bank's
-----------                          --------
Commitment Percentage; (b) each payment by the Company of principal of or interest on Loans shall be made to the Agent for the account of the Banks pro
                                                                          ---
rata in accordance with the respective unpaid principal amounts of such Loans
----
held by the Banks; (c) each Letter of Credit will be issued for the account of the Banks severally and ratably among the Banks in accordance with which their respective Commitment Percentages, and (d) the Banks (other than the Issuer) shall purchase from the Issuer participations in the Letters of Credit, to the extent their respective Commitment Percentages.

     1.12.  Interest Payment Dates on the Loans.  Subject to Section 9.6 hereof,
            -----------------------------------              -----------
accrued interest on the unpaid balance of the Loans shall be payable on the Interest Payment Dates and at the Maturity Date, commencing with the first of such dates to occur after the date hereof. After the Maturity Date, accrued interest on the Loans shall be payable on demand.

     1.13.  Interest Options for Loans.
            --------------------------

     (a)  Options Available. Subject to Section 9.6 hereof, the Notes shall bear
          -----------------             -----------
interest on their respective outstanding principal balances at the Alternate Base Rate; provided, that (1) all past due principal and interest
           --------
shall bear interest at the Past Due Rate which shall be payable on demand, and
(2) subject to the provisions hereof, the Company shall have the option of having all or any portion of the principal balance from time to time outstanding under the Notes bear interest until their respective maturities at a rate per annum equal to the LIBOR Rate (together with the Alternate Base Rate, individually herein called an "Interest Option" and collectively called
                               ---------------
"Interest Options").  The records of the Agent with respect to Interest Options,
 ----------------
LIBOR Interest Periods and the amounts of Loans to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the Loans shall be calculated at the Alternate Base Rate except where it is expressly provided pursuant to this Agreement that the LIBOR Rate is to apply.

     (b)  Designation and Conversion. The Company shall have the right to
          --------------------------
designate or convert its Interest Options in accordance with the provisions hereof. Provided no Default has occurred and is continuing and subject to the
        --------
provisions of the last sentence of Subsection 2.10(a) hereinabove and of
                                   ------------------
Section 2.11 hereof, the Company may elect to have the LIBOR Rate apply or
------------
continue to apply to all or any portion of the principal balance of the Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion alone shall not change the outstanding principal balance of the Notes and such conversion alone shall not be construed to make this Agreement a revolving credit facility. The Interest Options shall be designated or converted in the manner provided below:

          (1) The Company shall give the Agent notice by telephone, promptly confirmed by written notice (the "Rate Selection Notice") substantially in
                                       ---------------------
     the form of Exhibit E hereto. Each such telephone and written notice shall
                 ---------
     specify the amount and type of borrowings which are the subject of the designation, if any; the amount and type of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion (which, in the case of conversion of LIBOR Rate Borrowings, shall be the last day of the LIBOR Interest Period applicable thereto) and the LIBOR Interest Period or Periods, if any, selected by the Company. Such notice by telephone shall be irrevocable and shall be given to the Agent no later than the applicable Rate Selection Date. If (a) a new Loan is to be a LIBOR Rate Borrowing, (b) an existing LIBOR Rate Borrowing is maturing at the time that a new Loan is being requested and the Company is electing to have such existing portion of the outstanding principal balance of the Notes going forward bear interest at the same Interest Option and for the same LIBOR Interest Period as the new Loan, or (c) a portion of the Alternate Rate Borrowing is to be converted so as to bear interest at the same Interest Option and for the same LIBOR Interest Period as the new Loan, then the Rate Selection Notice
                                                 ----
     shall be included in the Request for Extension of

     Credit and Certificate of No Default applicable to the new Loan, which shall be given to the Agent no later than the applicable Rate Selection Date.

          (2) No more than five (5) LIBOR Interest Periods shall be in effect at any one time. Each LIBOR Rate Borrowing shall be in the amount of at least $500,000.

          (3) Principal included in any borrowing shall not be included in any other borrowing which exists at the same time.

          (4) Each designation or conversion shall occur on a Business Day (and, for LIBOR Rate Borrowings, on a LIBOR Business Day).

          (5)  Except as provided in Section 2.11 hereof, no LIBOR Rate
                                     ------------
     Borrowing shall be converted on any day other than the last day of the applicable LIBOR Interest Period.

     (c)  Computations.  Interest based on the Alternate Base Rate, to the
          ------------
extent determined by reference to the Prime Rate, will be computed on the basis of 365 (or 366) days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. All other interest and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless the effect of so computing shall be to cause the rate of interest to exceed the Highest Lawful Rate.

     1.14.  Special Provisions Applicable to LIBOR Rate Borrowings.
            ------------------------------------------------------

     (a)  Options Unlawful.  If, after the date of this Agreement, the adoption
          ----------------
of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Agent or any Bank with any request or directive (whether or not having the force of law) of any Governmental Authority shall at any time make it unlawful or impossible for any Bank to permit the establishment of or to maintain any LIBOR Rate Borrowing, the commitment of the Banks to establish or maintain the LIBOR Rate affected by such adoption or change shall forthwith be canceled and the Company shall forthwith, upon demand by the Agent to the Company, (1) convert the LIBOR Rate with respect to which such demand was made to the Alternate Base Rate; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate the Agent and the Banks for any additional cost or expense which the Agent or any Bank may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Consequential Loss which the Agent or any Bank may incur as a result of such conversion to the Alternate Base Rate. If, when the Agent so notifies the Company, the Company has given a Rate Selection Notice specifying one or more borrowings of the type with respect to which such demand was made but the selected LIBOR Interest Period or LIBOR Interest Periods has not yet begun, such Rate Selection Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Rate Selection Notice shall bear interest at the Alternate Base Rate until a different available Interest Option shall be designated in accordance herewith.

     (b)  Increased Cost of Borrowings.  If the adoption of any applicable Legal
          ----------------------------
Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Agent or any Bank with any request or directive (whether or not having the force of law) from any Governmental Authority shall at any time as a result of any portion of the principal balance of the Notes being maintained on the basis of the LIBOR Rate:

          (1) subject any Bank (or make it apparent that any Bank is subject) to any tax (including any United States interest equalization tax), levy, impost, duty, charge, fee (collectively, "Taxes"), or any deduction or
                                               -----
     withholding for any Taxes on or from the payment due under any LIBOR Rate Borrowing or other amounts due hereunder, other than income and franchise taxes of the United States and its political subdivisions; or

          (2) change the basis of taxation of payments due from the Company to the Agent or any Bank under any LIBOR Rate Borrowing (otherwise than by a change in the rate of taxation of the overall net income of the Agent or any Bank); or

          (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the Eurocurrency Reserve Requirement, special deposit requirement or similar requirement (including state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by the Agent or any Bank, or against deposits or accounts in or for the account of the Agent or any Bank, or against loans made by the Agent or any Bank, or against any other funds, obligations or other Property owned or held by the Agent or any Bank; or

          (4) impose on the Agent or any Bank any other condition regarding any LIBOR Rate Borrowing;

and the result of any of the foregoing is to increase the cost to any Bank of agreeing to make or of making, renewing or maintaining such borrowing on the basis of the LIBOR Rate, or reduce the amount of principal or interest received by any Bank, then, upon demand by the Agent, the Company shall pay to the Agent, from time to time as specified by the Agent, additional amounts which shall compensate such Bank for such increased cost or reduced amount. The Agent will promptly notify the Company in writing of any event, upon becoming actually aware of it, which will entitle any Bank to additional amounts pursuant to this paragraph. The Agent's determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error, provided that the calculation thereof is set forth in reasonable detail in such notice.

     The Company shall have the right, if it receives from the Agent any notice referred to in the preceding paragraph, upon three (3) Business Days' notice to the Agent, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the LIBOR Rate in effect with respect to such borrowing to the Alternate Base Rate; provided, that any such repayment or
                                      --------
conversion shall be accompanied by payment of (x) the amount required to compensate the appropriate Bank or Banks for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Consequential Loss which may be incurred as a result of such repayment or conversion.

(c)  Inadequacy of Pricing and Rate Determination.  If for any reason with
     --------------------------------------------
respect to any LIBOR Interest Period the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that: (1) the Agent is unable through its customary general practices to determine a rate at which Chase is offered deposits in United States dollars by prime banks in the interbank market in London, England in the appropriate amount for the appropriate period, or by reason of circumstances affecting the interbank market in London, England, generally, prime banks are not being offered deposits in United States dollars in the interbank market in London, England, for the applicable LIBOR Interest Period and in an amount equal to the amount of the LIBOR Rate Borrowing requested by the Company, or (2) the LIBOR Rate will not adequately and fairly reflect the cost to any Bank of making and maintaining any LIBOR Rate Borrowing hereunder for any proposed LIBOR Interest Period, then the Agent shall give the Company notice thereof and thereupon, (A) any Rate Selection Notice previously given by the Company designating a LIBOR Rate which has not commenced as of the date of such notice from the Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until the Agent shall notify the Company that the circumstances giving rise to such notice from the Agent no longer exist, each Rate Selection Notice requesting a LIBOR Rate shall be deemed a request for an Alternate Base Rate Borrowing, and each outstanding LIBOR Rate Borrowing then in effect shall be converted, without any notice to or from the Company, upon the termination of the LIBOR Interest Period then in effect, to an Alternate Base Rate Borrowing.

     (d)  Indemnification.  The Company shall indemnify the Agent and each of
          ---------------
the Banks against and hold each of them harmless from any loss or expense which it may incur or sustain as a consequence of any untimely payment (mandatory or optional) or default by the Company in the payment of any principal amount of or interest on each Note, or any failure by the Company to convert or to borrow any LIBOR Rate Borrowing on the date specified by the Company, in each case including any interest payable by any Bank to the lenders of the funds obtained by it in order to make or maintain any LIBOR Rate Borrowing (or any portion thereof), and, to the extent not covered above, any Consequential Loss. This agreement shall survive the payment of each Note. A certificate as to any additional amounts payable pursuant to this paragraph submitted by the Agent to the Company shall be conclusive and binding upon the Company, absent manifest error, provided the calculation thereof is set forth in reasonable detail in such notice.

     (e)  Rate Quotes and Lists of Business Days. If the Company requests quotes
          --------------------------------------
of the LIBOR Rate for different LIBOR Interest Periods being considered for election by the Company, the Agent will use reasonable efforts to provide such quotes to the Company promptly. However, all such quotes provided shall be representative only and shall not be binding on the Agent or any Bank, nor shall they be determinative, directly or indirectly, of any LIBOR Rate or any component of any such rate, nor will the Company's failure to receive or the Agent's failure to provide any requested quote or quotes either (1) excuse or extend the time for performance of any obligation of the Company or for exercise of any right, option or election of the Company or (2) impose any duty or liability on the Agent or any Bank. If the Company requests a list of the Business Days or LIBOR Business Days in any calendar month, the Agent will use reasonable efforts to provide such list promptly. However, any such list provided shall be understood to identify only those days which the Agent believes in good faith at the time such list is prepared will be the Business Days or LIBOR Business Days for such month. The Agent shall have no liability for any failure to provide, delay in providing, error or mistake in or omission from, any such quote or list.

     1.15.  Recapture.  If on any Interest Payment Date the Agent does not
            ---------
receive for the account of the Banks payment in full of interest computed at the Stated Rate (computed without regard to any limitation by the Highest Lawful Rate) because the Stated Rate (so computed) exceeds or has exceeded the Highest Lawful Rate, the Company shall pay to the Agent for the account of the Banks, in addition to interest otherwise required, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of each such subsequent Interest Payment Date); provided that in
                                                               --------
no event shall the Company be required to pay, for any computation period, interest at a rate exceeding the Highest Lawful Rate applicable to and effective during such period. As used herein, the term "Excess Interest Amount" shall
                                              ----------------------
mean, on any day, the amount by which (a) the amount of all interest which would have accrued prior to such day on the outstanding principal of the Notes (had the Stated Rate at all times been in effect without limitation by the Highest Lawful Rate) exceeds (b) the aggregate amount of interest actually paid to the Agent for the account of the Banks on the Notes on or prior to such day.

     1.16.  Payment Dates.  Whenever any payment to be made hereunder or under
            -------------
any Note shall be stated to be due on a day which is neither a Business Day nor a LIBOR Business Day, such payment may be made on the next succeeding Business Day, or, subject to the definition of LIBOR Interest Period in the case of any payment of the Notes to which the LIBOR Rate applies, on the next succeeding LIBOR Business Day, and such extension of time shall in each such case be included in computing interest and commitment fees in connection with such payment.

     1.17.  Sharing of Payments, Etc. The Company agrees that, in addition to
            -------------------------
(and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, upon the occurrence and during the continuance of any Event of Default, each Bank shall be entitled, at its option, to offset balances held by it for the account of the Company at any of its offices against any principal of or interest on any of such Bank's Loans to the Company hereunder, such Bank's Commitment Percentage of the Letter of Credit Exposure Amount or any other obligation of the Company hereunder, which is not paid (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Bank's
                                                   --------
failure to give such notice shall not affect the validity thereof. If a Bank shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, any Letter of Credit Exposure Amount or other obligation then due to such Bank hereunder, through the exercise of any right of set-off (including, without limitation, any right of setoff or lien granted under
Section 9.19 hereof), banker's lien, counterclaim or similar right, or
------------
otherwise, it shall promptly purchase from the other Banks participations in the Loans made by, the Letter of Credit Exposure Amount of, or the other obligations of the Company hereunder of, the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in
                                                                  --------
accordance with their respective Commitment Percentages. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Loans made by, Letter of Credit Exposure Amount of, or other obligations hereunder of, the other Banks may exercise, upon the occurrence and during the continuance of any Event of Default, all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of said Loans, Letter of Credit Exposure Amount or other obligations in the amount of such participation.

Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company.

     1.18.  Increase of Commitments.
            -----------------------

     (a) At any time after February 7, 2000, provided that no Event of Default shall have occurred and be continuing, the Company may request from time to time one or more increases of the Aggregate Commitment by notice to the Agent in writing of the amount of each such proposed increase (each such notice, a "Commitment Increase Notice"). Any such Commitment Increase Notice must offer
 ---------------------------
each Bank the opportunity to subscribe for its pro rata share of the requested increase in the Aggregate Commitment, and the Agent shall promptly provide to each Bank a copy of any Commitment Increase Notice received by the Agent. Within 10 days after receipt by the Agent of the applicable Commitment Increase Notice, each Bank wishing to subscribe for its pro rata share of the requested increase in the Aggregate Commitment must deliver written notice of such fact to the Agent. If any portion of the requested increase in the Aggregate Commitment is not subscribed for by the Banks within such 10-day period, the Company may, in its sole discretion, but with the consent of the Agent as to any Person that is not at such time a Bank (which consent shall not be unreasonably withheld or delayed so long as such Person is an Eligible Assignee), offer to any existing Bank or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the requested increase in the Aggregate Commitment pursuant to Section 2.15 (b)
                                                               ------------
or (c) below, as applicable;

     (b) Any additional bank or financial institution that the Company selects to offer a participation in the unsubscribed portion of the increased Aggregate Commitment, and that elects to become a party to this Agreement and obtain a Commitment, shall execute an agreement (a "New Bank Agreement"), in Proper Form,
                                           ------------------
with the Company and the Agent, whereupon such bank or financial institution (a "New Bank") shall become a Bank for all purposes hereunder to the same extent as
 --------
if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to add the name of such New Bank and Schedule IV attached hereto shall be deemed amended to
                          -----------
add the name and Commitment of such New Bank, provided that the Commitment of any such New Bank shall be in an amount not less than $5,000,000;

     (c) Any Bank that accepts an offer by the Company to increase its Commitment pursuant to this Section 2.15 shall, in each case, execute a
                            ------------
commitment increase agreement (a "Commitment Increase Agreement"), in Proper
                                  -----------------------------
Form, with the Company and the Agent, whereupon such Bank shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule IV attached hereto shall be deemed
                                    ------------
to be amended to reflect such increase in the Commitment of such Bank;

     (d) The effectiveness of any New Bank Agreement or Commitment Increase Agreement shall be contingent upon receipt by the Agent of such corporate resolutions of the Company and legal opinions of counsel to the Company, if any, as the Agent shall reasonably request with respect thereto, in each case in Proper Form;

     (e)  If any bank or financial institution becomes a New Bank pursuant to
Section 2.15(b) or if any Bank's Commitment is increased pursuant to Section
---------------                                                      -------
2.15(c), additional Loans and additional liability for the Letter of Credit
-------
Exposure Amount made or incurred on or after the effectiveness thereof (the "Re-
                                                                             ---
Allocation Date") shall be made pro rata based on each Bank's (including each
---------------
New Bank's) respective Commitment Percentage in effect on and after such Re-Allocation Date (except to the extent that any such pro rata borrowings or incurring of liability would result in any Bank making an aggregate principal amount of Loans and incurring liability for the Letter of Credit Exposure Amount in excess of its Commitment, in which case such excess amount will be allocated to, and made or incurred by, such New Bank and/or Banks with such increased Commitments to the extent of, and pro rata based on, their respective Commitment Percentages), and continuations of LIBOR Rate Borrowings outstanding on such Re-Allocation Date shall be effected by repayment of such LIBOR Rate Borrowings on the last day of the LIBOR Interest Period applicable thereto and the extension of new LIBOR Rate Borrowings pro rata based on the Banks' respective Commitment Percentages in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there are Alternate Base Rate Borrowings outstanding, the Company shall make prepayments thereof and borrow new Alternate Base Rate Borrowings so that, after giving effect thereto, the Alternate Base Rate Borrowings outstanding are held pro rata based on the Banks' respective Commitment Percentages in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there are LIBOR Rate Borrowings outstanding, such LIBOR Rate Borrowings shall remain outstanding with the respective holders thereof until the expiration of their respective LIBOR Interest Periods (unless the Company elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such LIBOR Rate Borrowings will be paid thereon to the respective Banks holding such LIBOR Rate Borrowings pro rata based on the respective principal amounts thereof outstanding;

     (f)  Notwithstanding anything to the contrary in this Section 2.15, (i) no
                                                           ------------
Bank shall have any obligation to increase its Commitment under this Section
                                                                     -------
2.15 unless it agrees in writing to do so in its sole discretion, (ii) no Bank
----
shall have any right to decrease the amount of its Commitment as a result of any requested increase of the Aggregate Commitment pursuant to this Section 2.15,
                                                                ------------
(iii) the Agent shall have no obligation to find or locate any New Bank to participate in any unsubscribed portion of any increase in the Aggregate Commitment requested by the Company, (iv) each increase in the Aggregate Commitment requested by the Company shall not be less than $10,000,000, (v) after giving effect to any increase in the Aggregate Commitment pursuant to this
Section 2.15, the Aggregate Commitment shall not exceed $200,000,000, and (vi)
------------
in the event of any reduction in the Aggregate Commitment pursuant to Section
                                                                      -------
2.2 or any other provision of this Agreement, the ability of the Company to
---
request increases in the Aggregate Commitment pursuant to this Section 2.15
                                                               ------------
shall automatically terminate; and

     (g) The Company shall execute and deliver to the Agent (for delivery by the Agent to each applicable Bank) a new Note payable to each applicable Bank (including each New Bank) participating in any increase of the Aggregate Commitment in the original principal amount of such Bank's Commitment after giving effect to any increase of the Aggregate Commitment.

                                  Conditions.
                                  -----------

     1.19.  All Loans.  The obligation of each Bank to make any Loan or issue
            ---------
any Letter of Credit is subject to the accuracy of all representations and warranties of the Company on the date of such Loan or issuance of such Letter of Credit, to the performance by the Company of its obligations under the Loan Documents and to the satisfaction of the following further conditions:

     (a) the Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) in the case of a Loan, other than a Loan
                                      ---------------------
to be made to repay a Letter of Credit Advance pursuant to Section 2.4 hereof,
                                                           -----------

          (A) by no later than 9:00 a.m. on the applicable Rate Selection Date, notice by telephone from the Company of the proposed date and amount of such Loan, and

          (B) no later than 11:00 a.m. on the applicable Rate Selection Date, a Request for Extension of Credit and Certificate of No Default, signed by the chief executive officer, president, chief operating officer or chief financial officer of the Company, or, in the case of issuance of a Letter of Credit, a completed Application (as
    ---------------------------------------------
may be required by the Agent and Banks) signed by the chief executive officer, president, chief operating officer or chief financial officer of the Company by 10:00 a.m. five (5) Business Days prior to the proposed date of issuance of such Letter of Credit and payment of the first quarterly letter of credit fee as and by the time required in Section 2.4(b) of this Agreement, along with, in each
                        --------------                                -------
case, such financial information as the Agent may reasonably require to
----
substantiate compliance with all financial covenants contained herein by the Company; and (2) such other Applications, certificates and other documents as the Agent may reasonably require;

     (b) prior to the making of such Loan or the issuance of such Letter of Credit, there shall have occurred no material adverse change in the assets, liabilities, financial condition, business or affairs of the Company or the Company and its Subsidiaries on a consolidated basis since the date hereof;

     (c)  no Default shall have occurred and be continuing;

     (d) the making of such Loan or the issuance of such Letter of Credit, shall not be prohibited by, or subject the Agent or any Bank to any penalty or onerous condition under, any Legal Requirement;

     (e) the Company shall have paid all legal fees and expenses of the type described in Section 9.9 hereof through the date of such Loan or the issuance of
             -----------
such Letter of Credit; and

     (f) prior to the making of any such Loan or the issuance of any such Letter of Credit at any time after February 18, 2000, WholePeople.com, Inc., a Delaware corporation which is a Subsidiary, shall have become a Guarantor in compliance with the provisions of Section 5.10 hereof.
                                  ------------

     1.20.  First Loan.  In addition to the matters described in Section 3.1
            ----------                                           -----------
hereof, the obligation of any Bank to make the initial Loan or issue the first Letter of Credit is subject to the receipt by the Agent of each of the following, in Proper Form:

     (a)  the Notes, executed by the Company;

     (b) an Officer's Certificate, executed by the chief executive officer, president, chief operating officer or chief financial officer of the Company and dated as of the date of this Agreement;

     (c)  except as noted in Section 3.1(f) above, a Guaranty and the
                             --------------
Contribution Agreement (or if applicable, a Joinder Agreement), each executed by each of the Current Guarantors;

     (d) a certificate from the Secretary of State or other appropriate public official of the State of Texas as to the continued existence of the Company in the State of Texas;

     (e) a certificate from the Office of the Comptroller of the State of Texas as to the good standing of the Company in the State of Texas;

     (f) with respect to each Current Guarantor executing a Joinder Agreement contemporaneously with the Company's execution of this Agreement, certificates from the appropriate public officials of the state of incorporation of such Current Guarantor and of those jurisdictions where the nature of such Current Guarantor's business makes it necessary or desirable to be qualified to do business as a foreign corporation, as to the existence, good standing and qualification as a foreign corporation (as may be appropriate) of such Current Guarantor in such jurisdictions; and

     (g) the Company shall pay all closing, structuring and other invoiced fees owed as of the date of the initial Loan to the Agent and the Banks by the Company under this Agreement or any other written agreement between the Company and the Agent or the applicable Bank.

                        Representations and Warranties.
                        -------------------------------
     To induce the Agent and the Banks to enter into this Agreement, the Company represents and warrants to the Agent and the Banks as follows:

     1.21.  Organization.  Each of the Company and its Subsidiaries is duly
            ------------
organized, validly existing and in good standing under the laws of the state of its incorporation; has all power and authority to conduct its business as presently conducted; and is duly qualified to do business and in good standing in each and every state in the United States of America where its business requires such qualification, except where failure to qualify would not have a material adverse effect on the Company and its Subsidiaries on a consolidated basis.

     1.22.  Financial Statements.  The financial statements of the Company and
            --------------------
its Subsidiaries on a consolidated basis delivered to the Agent and the Banks in connection with this Agreement fairly present, in accordance with Generally Accepted Accounting Principles, the financial condition and the results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated. No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of the Company and its Subsidiaries on a consolidated basis since the dates of such financial statements.

     1.23.  Enforceable Obligations; Authorization.  The Loan Documents are
            --------------------------------------
legal, valid and binding obligations of the Company and the Guarantors, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary action;

are within the power and authority of the Company and the Guarantors; do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Company or any Guarantors; do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Company or any Guarantors or any of their respective Property may be bound or affected; and do not and will not result in the creation of any Lien upon any Property of the Company or any Guarantors except as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained.

     1.24.  Other Debt.  Neither the Company nor any of its Subsidiaries is in
            ----------
default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party, the result of which has, would or could have a material adverse affect on the financial condition or operations of the Company and its Subsidiaries on a consolidated basis.

     1.25.  Litigation.  There is no litigation or administrative proceeding
            ----------
pending or, to the knowledge of the Company, threatened against, nor any outstanding judgment, order or decree affecting, the Company or any of its Subsidiaries before or by any Governmental Authority or arbitral body which in the aggregate have, or if adversely determined, could have a material adverse effect on the business, condition (financial or otherwise), operations, Property or prospects of the Company and its Subsidiaries on a consolidated basis or on its ability to perform any of their respective obligations under any Loan Document to which it is a party. Neither the Company nor any of its Subsidiaries is in default with respect to any material judgment, order or decree of any Governmental Authority.

     1.26.  Title.  Each of the Company and its Subsidiaries has good and
            -----
marketable title to its Property (other than negligible assets not material to the operations of the Company or any of its Subsidiaries), free and clear of all Liens except for Incidental Liens.

     1.27.  Taxes.  Each of the Company and its Subsidiaries has filed all tax
            -----
returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and except for those which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with Generally Accepted Accounting Principles.

     1.28.  Subsidiaries.  As of the date hereof, the Company has no
            ------------
Subsidiaries other than as listed on Schedule II attached hereto. Except as
                                     -----------
expressly indicated on Schedule II attached hereto, each of the Company's
                       -----------
Subsidiaries is wholly owned by the Company.

     1.29.  Representations by Others.  All representations and warranties made
            -------------------------
by or on behalf of the Company or any of its Subsidiaries in any Loan Document shall constitute representations and warranties of the Company hereunder.

     1.30.  Permits, Licenses, Etc.  The Company and each of its Subsidiaries
            -----------------------
possess all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business, and which the failure of the Company or any of its Subsidiaries to so possess would or could have a material adverse affect on the financial condition or operations of the Company and its Subsidiaries on a consolidated basis.

     1.31.  ERISA.  No Reportable Event (as defined in Section 4043(b) of ERISA
            -----
but excluding those events as to which the 30-day notice period is waived by applicable regulations) has occurred with respect to any Plan. Each Plan complies in all material respects with all applicable provisions of ERISA, and the Company and each of its Subsidiaries have filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Company has no knowledge of any event which could result in a liability of the Company or any of its Subsidiaries to the Pension Benefit Guaranty Corporation other than for applicable premiums. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. No event has occurred and no condition exists that might reasonably be expected to constitute grounds for a Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to any Property of the Company or any of its Subsidiaries. No event has occurred and no condition exists that might reasonably be expected to cause the lien provided under Section 302 of ERISA or Section 412 of the Code to attach to any Property of the Company or any of its Subsidiaries.

     1.32.  Condition of Property.  The Property used or to be used in the
            ---------------------
continuing operations of the Company and its Subsidiaries, when taken as a whole, is in good repair, working order and condition.

     1.33.  Assumed Names.  Neither the Company nor any of its Subsidiaries is
            -------------
currently conducting its business under any assumed name or names, except as set forth on Schedule III attached hereto.
         ------------

     1.34.  Investment Company Act.  Neither the Company nor any of its
            ----------------------
Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

     Public Utility Holding Company Act.  The Company is not a "public utility
     ----------------------------------
company", or an "affiliate" or a "subsidiary company" of a "public utility company", or a "holding company", or a "subsidiary company" of a "registered holding company", or an "affiliate" of a "registered holding company" or of a "subsidiary company" of a "registered holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA").
                                                                        -----
To the best of the Company's knowledge, the Company is not an "affiliate" or a "subsidiary company" of an unregistered, non-exempt "holding company" as such terms are defined in PUHCA.

     Agreements.  Schedule I attached hereto is a complete and correct list of
     ----------   ----------
(i) all credit agreements for borrowed money (other than the indebtedness governed hereby or by the Note Purchase Agreements), indentures and capitalized leases and all Property subject to any Lien securing such Indebtedness or lease obligation, (ii) each letter of credit and guaranty for which the liability or potential liability of the Company and its Subsidiaries on a consolidated basis is in excess of $50,000, (iii) all other letters of credit and guaranties if the aggregate of liability and potential liability of the Company and its Subsidiaries on a consolidated basis thereunder is in excess of $250,000, (iv) all other material instruments in effect as of the date hereof providing for, evidencing, securing or otherwise relating to any indebtedness for borrowed money of the Company or any of its Subsidiaries (other than the Indebtedness hereunder and Indebtedness secured by Incidental Liens), and (v) all obligations of the Company or any of its Subsidiaries to issuers of appeal bonds issued for account of the Company or any of its Subsidiaries. The Company shall, upon request by the Agent, deliver to the Agent and the Banks a complete and correct copy of all such credit agreements, indentures, capitalized leases, letters of credit, guarantees and other instruments or leases described in Schedule I or arising after the date
                                         ----------
hereof, including any modifications or supplements thereto, as in effect on the date hereof.

     1.35.  Environmental Matters.  No activity of the Company or any of its
            ---------------------
Subsidiaries requires any Environmental Permit which has not been obtained and which is not now in full force and effect, except to the extent failure to have any such Environmental Permit could not reasonably be expected to have a material adverse effect on the Company and Subsidiaries on a consolidated basis. The Company and its Subsidiaries are in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit, except where failure to be in such compliance could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries on a consolidated basis. The Company and its Subsidiaries (and, to the best knowledge of the Company, each of the prior owners or operators and predecessors in interest with respect to any of its or its Subsidiaries' Property) (i) have obtained and maintained in effect all Environmental Permits, the failure to obtain which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries on a consolidated basis, (ii) along with their respective Property have been and are in compliance with all applicable Requirements of Environmental Law and Environmental Permits where such failure to comply therewith could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries on a consolidated basis, (iii) along with their Property are not subject to any
(A) Environmental Claims or (B) Environmental Liabilities, in either case direct or contingent, and whether known or unknown, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries on a consolidated basis, and (iv) have not received individually or collectively any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective Property which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries on a consolidated basis. The present and future liability (including any Environmental Liability and any other damage to Persons or Property), if any, of the Company and with respect to the Property of any of the Company or any of its Subsidiaries which is reasonably expected to arise in connection with Requirements of Environmental Law, Environmental Permits and other environmental matters will not have a material adverse effect on the Company and its Subsidiaries on a consolidated basis.

     1.36.  Year 2000 Reprogramming.  Any reprogramming required to permit the
            -----------------------
proper functioning, in and following the year 2000, of (a) the Company's and its Subsidiaries' computer systems, and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's or any of its Subsidiary's systems interface), and the testing of all such systems and equipment as so reprogrammed, has been completed; provided, however, that the reprogramming and testing of immaterial computer systems and other immaterial equipment not critical or necessary for the day-to-day operations of the Company and/or any of its Subsidiaries may be completed after the effective date hereof at times deemed reasonable by the Company based on the applicable circumstances. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Company and its Subsidiaries to conduct their respective business without any Material Adverse Effect.

     1.37.  Existing Authorizations.  The Company hereby represents and warrants
            -----------------------
to the Agent and the Banks that the resolutions or authorizations of the Board of Directors (or other governing parties) of the Company and its Subsidiaries which are set out in the following described Secretary's Certificates or Authorizations remain in full force and effect as of the effective date hereof and have not been modified, amended, superseded or revoked:

     (a) That certain Secretary's Certificate dated June 25, 1999, executed and delivered to the Agent by the Secretary of Whole Foods Market, Inc. in connection with the Original Agreement;

     (b) That certain Secretary's Certificate dated June 25, 1999, executed and delivered to the Agent by the Assistant Secretary of Mrs. Gooch's Natural Foods Market, Inc., The Sourdough: A European Bakery, Inc., WFM Beverage Corp., Whole Food Company, Inc., Whole Foods Market California, Inc., Whole Foods Market Services, Inc., Whole Foods Market Distribution, Inc., wholefoods.com, inc., Whole Foods Market Southwest I, Inc., Amrion, Inc. (now known as WPcom Colorado, Inc.), Allegro Coffee Company, Whole Foods Market Group, Inc., Nature's Heartland, Inc. and Whole Foods Market Southwest Investments, Inc. in connection with the Original Agreement; and

     (c) That certain Authorization dated June 28, 1999, executed and delivered to the Agent by the Members of Whole Foods Market Brand 365, LLC, in connection with the Original Agreement.

                            Affirmative Covenants.
                            ----------------------
     The Company covenants and agrees with the Agent and the Banks that prior to the termination of this Agreement it will do, cause each of its Subsidiaries to do, and if necessary cause to be done, each and all of the following:

     1.38.  Taxes, Existence, Regulations, Property, Etc.  At all times (a) pay
            --------------------------------------------
when due all taxes and governmental charges of every kind upon it or against its income, profits or property, unless and only to the extent that the same shall be contested in good faith and reserves deemed adequate by the Agent have been established therefor; (b) do all things necessary to preserve its corporate existence, qualifications, rights and franchises in all States where such qualification is necessary or desirable; (c) comply in all material respects with all applicable Legal Requirements (including all applicable Requirements of Environmental Laws) in respect of the conduct of its business and the ownership of its Property; and (d) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently.

     1.39.  Financial Statements and Information.  Furnish to the Agent and each
            ------------------------------------
Bank two copies of each of the following: (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, Annual Audited Financial Statements of the Company and its Subsidiaries, prepared on a consolidated basis; (b) as soon as available and in any event within forty-five (45) days after the end of each quarter (excluding the fourth quarter) of each fiscal year of the Company, Quarterly Unaudited Financial Statements of the Company and its Subsidiaries, prepared on a consolidated basis; (c) concurrently with the financial statements provided for in Subsections 5.2(a) and (b) hereof, (i) such schedules, computations and other
------------------     ---
information, in reasonable detail, as may be reasonably required by the Agent or any Bank to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified as true, correct and complete by the chief executive officer, president, chief operating officer or chief financial officer of the Company, and (ii) an Officer's Certificate, signed by the chief executive officer, president, chief operating officer or chief financial officer of the Company; (d) promptly upon their becoming available, all financial statements (other than the Annual Audited Financial Statements and Quarterly Unaudited Financial Statements), registration statements, reports and proxy statements which the Company or any of its Subsidiaries may file with the Securities and Exchange Commission, and
(e) such other information relating to the financial condition and affairs of the Company and any of its Subsidiaries as from time to time may be reasonably requested by the Agent or any Bank. In addition to the financial information and reports to be delivered in accordance with the prior sentence, if the most recent Annual Audited Financial Statements or Quarterly Unaudited Financial Statements of the Company, as applicable, demonstrate that the financial condition of the Company and its Subsidiaries, on a consolidated basis, has been negatively impacted as at the end of the immediately preceding fiscal quarter or fiscal year represented by such Annual Audited Financial Statements or Quarterly Unaudited Financial Statements, as applicable, for one or more reasons (said determination of negative impact to be made by the Agent in its reasonable discretion), or if at any time Loans have been outstanding hereunder for longer than ninety (90) consecutive days, upon the periodic request of the Agent (until the conditions attributable to such negative impact have been addressed and rectified to the reasonable satisfaction of the Agent or until all Loans outstanding hereunder have been paid in full, whichever is applicable), the Company agrees that it shall promptly provide the Agent and the Banks with additional information relating to the financial condition and affairs of the Company and its Subsidiaries as may be reasonably requested by the Agent, including, but not limited to, reports setting out in sufficient detail the financial performance of each retail location for any and all stores and operations maintained by the Company and/or any of its Subsidiaries.

     1.40.  Financial Tests.  (a) Have at all times a FIXED CHARGE COVERAGE
            ---------------
RATIO of not less than 1.50 to 1.00; and (b) have at all times a LEVERAGE RATIO of not more than 3.00 to 1.00.

     1.41.  Inspection.  Permit the Agent and the Banks to inspect its Property,
            ----------
to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as the Agent or any Bank may reasonably desire.

     1.42.  Further Assurances.  Promptly execute and deliver any and all other
            ------------------
and further instruments which may be requested by the Agent or any Bank to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the Company's agreements set forth in the Loan Documents or so intended to be.

     1.43.  Books and Records. Maintain books of record and account in
            -----------------
accordance with Generally Accepted Accounting Principles.

     1.44.  Insurance.  Maintain at all times insurance with such insurers, on
            ---------
such of its Property, officers, directors and employees, in such amounts and against such risks as is customarily maintained by other Persons of similar size and engaged in businesses substantially similar to its businesses, and furnish the Agent satisfactory evidence thereof promptly upon request.

     1.45.  ERISA.  At all times: (a) make contributions to each Plan in a
            -----
timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA; (b) immediately upon acquiring knowledge of (i) any Reportable Event in connection with any Plan for which no administrative or statutory exemption exists or (ii) any "prohibited transaction", as such term is defined in Section 4975 of the Code, in connection with any Plan, that could result in the imposition of material damages or a material excise tax on the Company, furnish the Agent a statement executed by the chief executive officer, president, chief operating officer or chief financial officer of the Company setting forth the details thereof and the action which the Company or any such Subsidiary proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto; (c) notify the Agent promptly upon receipt by the Company or any of its Subsidiaries of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan by the Pension Benefit Guaranty Corporation and furnish the Agent with copies of such notice; (d) pay when due all required premium payments to the Pension Benefit Guaranty Corporation; (e) furnish the Agent with copies of the annual report for each Plan filed with the Internal Revenue Service not later than ten (10) days after the Agent requests such report; (f) furnish the Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be; and (g) pay when due all installment contributions required under Section 302 of ERISA or Section 412 of the Code or within 10 days of a failure to make any such required contributions furnish the Agent with written notice of such failure.

     1.46.  Use of Proceeds.  Subject to the terms and conditions contained
            ---------------
herein, use the proceeds of the Loans for general corporate purposes of the Company and its Subsidiaries not otherwise prohibited herein, to finance acquisitions of assets used in and Investments in Persons engaged in similar businesses to those businesses of the Company and its Subsidiaries not otherwise prohibited herein and/or pay the Indebtedness arising pursuant to the Letters of Credit, as provided in this Agreement; provided, that no proceeds of any Loan
                                       --------
shall be used (a) for the purpose of purchasing or carrying directly or indirectly any margin stock as defined in Regulation U ("Reg U") of the Board of
                                                         -----
Governors of the Federal Reserve System, (b) for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any such margin stock and (c) for any other purpose which constitute any Loan a "purpose credit" within the meaning of Reg U. No proceeds of the Loans shall be used in violation of Reg

U or any successor regulation thereof or of any other rule, statute or regulation governing margin stock from time to time.

     1.47.  Additional Guaranties.  Notify the Agent promptly upon creation or
            ---------------------
acquisition by the Company or any of its Subsidiaries of any additional Subsidiary of the Company after the date hereof, and in connection therewith, furnish the Agent with the Organizational Documents of such newly acquired or created Subsidiary and sufficient information to disclose to the Agent in reasonable detail the ownership structure and capitalization of such Subsidiary, and if thereafter requested in writing by the Agent or the Majority Banks, promptly cause such newly created or acquired Subsidiary of the Company to execute and deliver to the Agent for the benefit of the Banks a Joinder Agreement, together with such related certificates, opinions, and documents as the Agent or any Bank may reasonably require; provided, however, that any foreign Subsidiary shall not be required to become a Guarantor hereunder (if requested by the Agent or the Majority Banks) if the Agent receives for the benefit of the Banks a first priority pledge of no less than sixty-five percent (65%) of all issued and outstanding indicia of equity rights (including capital stock) in such foreign Subsidiary.

     1.48.  Notice of Events.  Notify the Agent immediately upon acquiring
            ----------------
knowledge of the occurrence of, or if the Company or any of its Subsidiaries causes or intends to cause, as the case may be: (1) the institution of any lawsuit or administrative proceeding affecting the Company or any of its Subsidiaries, the adverse determination under which could have a material adverse effect on the business, condition (financial or otherwise), operations, Property or prospects of the Company and its Subsidiaries on a consolidated basis or on its ability to perform any of their respective obligations under any Loan Document to which it is a party; (2) any material adverse change, either in any case or in the aggregate, in the assets, liabilities, business, condition (financial or otherwise), operations, Property or prospects of the Company and its Subsidiaries on a consolidated basis; (3) any Event of Default or any Default, together with a detailed statement by an appropriate officer or other responsible party acceptable to the Agent on behalf of the Company of the steps being taken to cure the effect of such Event of Default or Default; (4) the occurrence of a default or event of default by the Company or any of its Subsidiaries under any agreement or series of related agreements to which it is a party, which default or event of default could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, Property or prospects of the Company and its Subsidiaries on a consolidated basis; and (5) any change in the accuracy of the representations and warranties of the Company or any of any of its Subsidiaries in this Agreement or any other Loan Document. The Company will notify, or cause each Guarantor to notify, the Agent in writing within 30 days prior to the date that the Company or any Guarantor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records. Any notice of a name change delivered to the Agent shall be accompanied by such certificates of Governmental Authorities as the Agent or any Bank may require substantiating such name change.

     1.49.  Environmental Matters.  Without limiting the generality of Section
            ---------------------                                      -------
5.1(c) hereof, (a) comply in all material respects with all limitations,
------
restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit; (b) obtain and maintain in effect all Environmental Permits, the failure to obtain which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries on a consolidated basis; and (c) keep its Property free of any Environmental Claims or Environmental Liabilities which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries on a consolidated basis.

     1.50.  End of Fiscal Years and Fiscal Quarters. The Company shall cause (a)
            ---------------------------------------
each of its fiscal years and each of its Subsidiaries' fiscal years to end on the last Sunday of each September, (b) each of its first fiscal quarters and each of its Subsidiaries' first fiscal quarters to end on the Sunday which is sixteen weeks after the end of the preceding fiscal year and (c) each of its second and third fiscal quarters to end on the Sunday which is twelve weeks after the end of the preceding fiscal quarter.

                              Negative Covenants.
                              -------------------
     The Company covenants and agrees with the Agent and the Banks that prior to the termination of this Agreement it will not, and will not suffer or permit any of its Subsidiaries to, do any of the following:

     1.51.  Indebtedness.  Create, incur, suffer or permit to exist, or assume
            ------------
or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following:
------

     (a)  Indebtedness to the Banks and the Agent pursuant hereto;

     (b) in addition to and cumulative of any other Indebtedness permitted in this Section 6, in the case of the Company only, Unsecured Borrowed Debt;
     ---------                             ----

     (c)  Indebtedness secured by Liens permitted by Section 6.2 hereof;
                                                     -----------

     (d) Indebtedness of any one or more of the Company's Subsidiaries, provided, that the aggregate amount of all such Indebtedness outstanding at any
--------
time (exclusive of Indebtedness permitted in Section 6.1(h) hereof) may not
                                             --------------
exceed $10,000,000;


     (e) other liabilities existing on the date of this Agreement and set forth on Schedule I attached hereto, and all renewals and extensions (but not
   ----------
increases) thereof;

     (f) current accounts payable and unsecured current liabilities, not the result of borrowings, to vendors, suppliers and persons providing services, for expenditures on ordinary trade terms for goods and services normally required by the Company or any of its Subsidiaries in the ordinary course of its business;

     (g) agreements of intent to acquire a Person issued by the Company or any of its Subsidiaries in anticipation of acquiring such Person if such acquisition is permitted under the terms and conditions of this Agreement;

     (h) the Indebtedness of any Subsidiary of the Company to the Company or to any Guarantor, as permitted in Section 6.7(f) of this Agreement;
                               --------------

     (i) guarantees by the Company or any of its Subsidiaries of the Indebtedness of any of their respective Subsidiaries permitted to be incurred, created or existing pursuant to Section 6.3, provided, that such guarantees are
                                -----------  --------
not directly or indirectly secured by any Liens;

     (j)  current and deferred taxes;

     (k) any obligation under or in respect of outstanding letters of credit (including without limitation, the Letters of Credit), acceptances and similar obligations created for the account of the Company or any of its Subsidiaries, provided that the sum of (i) the aggregate amount of such Indebtedness and (ii)
--------
the aggregate amount of Contingent Obligations outstanding at any time for the Company and its Subsidiaries, on a consolidated basis, may not exceed $10,000,000;

     (l) Indebtedness of the Company in an original principal amount not to exceed $40,000,000 in the aggregate privately placed with investors by Chase Securities Inc. in accordance with the terms and conditions set forth in those certain Note Purchase Agreements (the "Note Purchase Agreements") dated May 16,
                                       ------------------------
1996, by and between the Company and the various investors purchasing all or any portion of such Indebtedness, together with guaranties of such Indebtedness by any or all Subsidiaries of the Company now or hereafter existing;

     (m) Indebtedness or other obligations of the Company under Capital Lease Obligations for equipment for use in new retail locations hereafter opened and operated by the Company or any of its Subsidiaries, so long as the capitalized amount of such obligations hereafter entered into does not to exceed $30,000,000 in the aggregate, together with guaranties of such obligations by any or all Subsidiaries of the Company now or hereafter existing; and

     (n) Indebtedness evidenced by those certain zero coupon convertible subordinated debentures of the Company due 2018 which are governed by that certain Indenture dated March 2, 1998, by and among the Company and Chase Bank of Texas, National Association, Trustee, accreting to a $308,807,000 face amount at maturity.

     The Company, the Agent, the Banks and each Guarantor (by its execution of a Guaranty or a Joinder Agreement) agree that, notwithstanding anything contained in this Section 6.1, in Section 6.7(f) or in any other provision contained in
        -----------     --------------
this Agreement which may appear to be to the contrary, any and all Indebtedness of (i) the Company from time to time owed to any other Subsidiary of the Company or of (ii) any Subsidiary of the Company from time to time owed to the Company or to any Guarantor (together with any and all Liens from time to time securing the same as permitted by Section 6.2[f] hereof) is hereby made and at all times
                         --------------
hereafter shall be inferior and subordinate in all respects to the Indebtedness from time to time owing to the Agent or any Bank pursuant hereto and to any Lien, if any from time to time hereafter securing any of such Indebtedness pursuant to the terms hereof.

     1.52.  Liens.  Create or suffer to exist any Lien upon any of its Property
            -----
now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or contract rights; provided, however,
                                                              --------  -------
that the Company and its Subsidiaries (or any of them) may create or suffer to exist:

     (a)  Liens in effect on the date hereof and which are described on Schedule
                                                                        --------
I attached hereto, provided, that the Property covered thereby does not increase
-                  --------
either in quantity or value;

     (b) Liens securing any Indebtedness otherwise permitted pursuant to Sections 6.1(b) and (d) hereof, provided that the aggregate amount of all such
--------------      ---
secured Indebtedness outstanding at any time may not exceed $10,000,000.00;

     (c)  Liens in favor of the Agent for the benefit of the Banks;

     (d)  Incidental Liens;

     (e) purchase money security interests and liens in Equipment and/or real property of the Company or any of its Subsidiaries in favor of the seller or sellers of such Equipment and/or real property or their successors and assigns, or purchase money security interests and liens in favor of any third-party lender which loaned the money to purchase any such Equipment and/or real property to the Company or such Subsidiary, provided, that neither the sales
                                            --------
price of, nor the amount of any loan made to acquire any of, such Equipment and/or real property is greater than the fair value of such Equipment and/or real property so acquired;

     (f) Liens in favor of the Company or any Guarantor securing any Indebtedness owed by a Subsidiary of the Company permitted pursuant to Section
                                                                       -------
6.1(h) hereof; and
------
     (g) informational filings of financing statements against the Company or any of its Subsidiaries by lessors under any operating lease or any permitted Capital Lease Obligation now or hereafter entered into by the Company or any of its Subsidiaries with any lessor, so long as the applicable financing statement covers only the asset or assets leased pursuant to the applicable operating lease or Capital Lease Obligation.

Provided, however, that, notwithstanding anything contained above in this
--------
Section 6.2 to the contrary, in no event may the Company or any Subsidiary of
-----------
the Company (i) ever create or suffer to exist any Lien upon any of the Stock of any of its Subsidiaries, directly or indirectly, in favor of any Person other than the Agent for the benefit of the Banks, or (ii) except for the equal and ratable lien provisions of Section 9.7 of the Note Purchase Agreements and the
                           -----------
negative pledge provisions of Section 10.3 of the Note Purchase Agreements,
                              ------------
create or suffer to exist any agreement, whether oral or in writing, with any Person other than the Agent and the Banks pursuant to this Section 6.2, which
                                                           -----------
would or could prohibit the Company or any of its Subsidiaries from creating or permitting to exist any Lien in favor of the Agent or the Banks for the benefit of all of the Banks for Indebtedness from time to time arising under this Agreement.

     1.53.  Contingent Obligations.  Except for guaranties by Subsidiaries of
            ----------------------
the Company which are otherwise permitted by Sections 6.1(l) and 6.1(m) hereof,
                                             ---------------     ------
create, incur, suffer or permit to exist, directly or indirectly, any Contingent Obligations if such Contingent Obligations would cause the sum of (a) the aggregate amount of Contingent Obligations outstanding for the Company and its Subsidiaries, and (b) the aggregate amount of outstanding Indebtedness permitted by Section 6.1(k), on a consolidated basis, to exceed $10,000,000 (it being
   --------------
agreed that any Contingent Obligations of the Subsidiaries allowed by Sections
                                                                      --------
6.1(l) and 6.1(m) hereof shall not be included for purposes of determining
------     ------
compliance with the other provisions of this Section 6.3).
                                             ------------

     1.54.  Mergers, Consolidations and Dispositions and Acquisitions of Assets.
            -------------------------------------------------------------------
In any single transaction or series of related transactions, directly or indirectly:

     (a)  Wind up its affairs, liquidate or dissolve;

     (b)  Be a party to any merger or consolidation;

     (c) Sell, convey, lease or otherwise dispose of all or any material part of the assets (except for the sale of inventory in the ordinary course of business) of the Company and/or its Subsidiaries, or agree to take any such action, if such sale, lease or conveyance of assets is not otherwise permitted for the applicable fiscal year by Section 6.4(z) hereof;
                                  --------------

     (d) Sell, assign, pledge, transfer or otherwise dispose of, or in any way part with control of, any Stock of any of its Subsidiaries or any Indebtedness or obligations of any character of any of its Subsidiaries, or permit any such Subsidiary so to do with respect to any Stock of any other Subsidiary or any Indebtedness or obligations of any character of the Company or any of its other Subsidiaries, or permit any of its Subsidiaries to issue any additional Stock other than (i) to the Company or any of its Subsidiaries or (ii) to purchase or acquire for a consideration any Stock of the Company or any of its other Subsidiaries to the extent permitted under Section 6.11(a) hereof;
                                           ---------------

     (e) Take any action with a view toward dissolution, liquidation or termination; or

     (f) Purchase or otherwise acquire, directly or indirectly, in a single transaction or a series of related transactions, all or substantially all of the assets of any Person or such Person and its Affiliates, or any shares of Stock of, or similar interest in, any Person or such Person and its Affiliates, if the total value of the cash consideration (exclusive of stock, warrants, options and other non-cash consideration) given or paid by the Company and its Subsidiaries in connection with such acquisition and in connection with prior acquisitions, if any, during the fiscal year of such acquisition exceeds in the aggregate the greater of (i) $50,000,000 or (ii) fifteen percent (15%) of Consolidated Net Worth;

provided, however, that so long as the provisions of clause (f) above are not
--------                                             ----------
violated:

          (x) Any of the Company's Subsidiaries may merge or consolidate with any one or more of the Company's other Subsidiaries, or with any other Business Entity or Business Entities provided that each surviving Business
                                          --------
     Entity after any such merger or consolidation shall be a wholly-owned Subsidiary of the Company or of a wholly-owned Subsidiary of the Company, and, provided, further, that the surviving Business Entity shall
          --------  -------
     simultaneously with such merger, execute and deliver to the Agent a Notice of Assumption, appropriately completed;

          (y) Any of the Company's Subsidiaries may (i) sell, transfer or otherwise dispose of any Stock of the Company or any of its Subsidiaries to the Company or another Subsidiary of the Company or (ii) sell, lease, transfer or otherwise dispose of any of its assets to another Subsidiary of the Company; provided that if all or substantially all of the transferring
                  --------
     Subsidiary's assets are being sold, leased, transferred or otherwise disposed of, then the Subsidiary to whom the sale, lease, transfer or disposition was made must, unless it is already a Guarantor, simultaneously execute and deliver to the Agent a Notice of Assumption. If such transferring Subsidiary is a wholly-owned Subsidiary of the Company, it may wind up its affairs, liquidate or dissolve following the consummation of any such sale, lease, transfer or disposal of all or substantially all of its assets; and

          (z) Subject to the limitations set forth below, (i) a proposed sale, lease or conveyance of assets of one or more of the Subsidiaries of the Company (a "Permitted Asset Disposition") or (ii) a proposed sale of the
                 ---------------------------
     Stock of one or more Subsidiaries of the Company (a "Permitted Stock
                                                          ---------------
     Disposition"), in a single transaction or series of related transactions,
     -----------
     to a Person
       or Persons which is not or are not an Affiliate or Affiliates of the Company or any of its Subsidiaries, on an arms-length basis, may occur in any fiscal year of the Company so long as the aggregate consideration paid by such acquiring Person or Persons (inclusive of the fair value of any non-cash Property received as consideration) from all Permitted Asset Dispositions and all Permitted Stock Dispositions which occur during such fiscal year does not exceed $20,000,000; provided, however, that no
                                                --------
       Permitted Asset Disposition or Permitted Stock Disposition may occur if a Default shall have then occurred and is then continuing or would be caused by such proposed Permitted Asset Disposition or Permitted Stock Disposition if consummated.

     1.55.  Nature of Business.  Materially change the nature of its business or
            ------------------
enter into any business which is substantially different from the business in which it is presently engaged; provided, however, that vertical integration within the natural foods industry shall not be deemed to be a violation of this
Section 6.5.
-----------

     1.56.  Transactions with Related Parties.  Enter into any transaction,
            ---------------------------------
contract or agreement of any kind with any officer, director or holder of any of the outstanding Stock of the Company or any of its Subsidiaries (or any Affiliate of such Person), unless such transaction, contract or agreement is made upon terms and conditions not less favorable to such Person than those which could have been obtained from wholly independent and unrelated sources. The Company will not permit the compensation of any officer, stockholder, director, partner or proprietor of the Company or any of its Subsidiaries to be excessive, taking into consideration the financial circumstances of the Company or such Subsidiary and the position and qualifications of such Person.

     1.57.  Loans and Investments.  Make, directly or indirectly, any loan or
            ---------------------
advance to or have any Investment in any Person, or make any commitment to make such loan, advance or Investment, except:

     (a)  Stock of any Subsidiary, subject to the terms of Section 6.7(h) as to
                                                           --------------
Investments in internet strategy lines of business;

     (b)  Permitted Investment Securities;

     (c) Stock received in the settlement of debts (created in the ordinary course of business);

     (d) travel advances in the ordinary course of business to officers and employees;

     (e) customer obligations and receivables owing to the Company and arising out of sales or leases made or the rendering of services by the Company in the ordinary course of business;

     (f) so long as no Default shall have occurred and is then continuing, and subject to the terms of Section 6.2 hereof, loans by the Company or any
                        -----------
Guarantor to any Subsidiary of the Company, provided that the sum of (i) the
                                            --------
aggregate amount of loans by the Company or any Guarantor to WholePeople.com, Inc., wholefoods.com, and/or any other Subsidiary of the Company involved in internet strategy lines of business (other than loans by WholePeople.com, Inc. to any of its Subsidiaries of proceeds received from any WholePeople Stock Offering) and (ii) the aggregate amount of Investments by the Company and/or any Guarantor in internet strategy lines of business (over and above the Permitted Internet Strategy Investments), on a consolidated basis, may not exceed $20,000,000;

     (g) so long as no Default has occurred and is then continuing, loans to any Person which is not a Subsidiary of the Company or of any of the Company's Subsidiaries, provided, that the aggregate of all of such loans does not exceed at any time $10,000,000 on a consolidated basis; and

     (h) so long as no Default shall have occurred and is then continuing, Investments by the Company and/or any Guarantor in internet strategy lines of business, provided that the sum of (i) the aggregate amount of loans by the
          --------
Company or any Guarantor to WholePeople.com, Inc., wholefoods.com, and/or any other Subsidiary of the Company involved in internet strategy lines of business (other than loans by WholePeople.com, Inc. to any of its Subsidiaries of proceeds received from any WholePeople Stock Offering) and (ii) the aggregate amount of Investments by the Company and/or any Guarantor in internet strategy lines of business (over and above the Permitted Internet Strategy Investments), on a consolidated basis, may not exceed $20,000,000.

The Company, the Agent and the Banks acknowledge and agree that the above-described $20,000,000 limit as to loans and Investments for internet strategy lines of business is an aggregate limit for all such loans and Investments taken as a whole, on a consolidated basis, and is not intended to create separate limits of $20,000,000 for all such loans and $20,000,000 for all such Investments.

     1.58.  ERISA Compliance.  At any time permit any Plan to engage in any
            ----------------
"prohibited transaction" as defined in ERISA; incur any "accumulated funding deficiency" as defined in ERISA; or be terminated in a manner which could result in the imposition of a Lien on any Property of the Company or any of its Subsidiaries pursuant to ERISA.

     1.59.  Credit Extensions.  Extend credit other than normal and prudent
            -----------------
extensions of credit to customers for goods and services in the ordinary course of business.

     1.60.  Change in Accounting Method.  Make any material change in accounting
            ---------------------------
method except as may be required by Generally Accepted Accounting Principles as they are from time to time in effect.

     1.61.  Redemption, Dividends and Distributions.  At any time:
            ---------------------------------------

     (a) Redeem, retire or otherwise acquire, directly or indirectly, any shares of its Stock if such redemption or repurchase would cause the aggregate cost paid by the Company for such Stock so redeemed or repurchased since January 1, 1999, as shown on the consolidated financial statements of the Company and its Subsidiaries to be delivered pursuant to Sections 5.2(a) and (b) hereof, to
                                             ---------------     ---
ever exceed (i) $50,000,000 until and including the end of the Company's fiscal year ending in September of 2000 or (ii) twenty percent (20%) of Consolidated Net Worth at all times after the end of the Company's fiscal year ending in September of 2000;

     (b) Pay any dividend except (i) dividends paid to the Company or any Subsidiary of the Company which is a direct parent of the Subsidiary paying a dividend, and (ii) dividends payable in Stock or in rights or warrants to purchase Stock; or

     (c) Make any other distribution of any Property or cash to stockholders as such.

                        Events of Default and Remedies.
                        -------------------------------
     1.62.  Events of Default.  If any of the following events shall occur, then
            -----------------
the Agent may, unless directed to the contrary by the Majority Banks in writing actually received by the Agent prior to the Agent doing so (and, if directed by the Majority Banks, shall), do any or all of the following: (1) without notice to the Company or any other Person, declare the Notes then outstanding to be, and thereupon the Notes shall forthwith become, immediately due and payable, together with all accrued interest thereon, the Commitment Fees and all other fees then payable hereunder, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, or other notice of any kind all of which are hereby expressly WAIVED by the Company; (2) without notice to the Company, terminate the Commitments and thereupon all of the Banks shall be relieved of any obligation to issue any additional Letters of Credit or make any additional Loans; (3) by notice in writing to the Company, accelerate the Maturity Date to a date as early as the date of the notice, and
(4) exercise any and all other rights pursuant to the Loan Documents:

     (a) The Company shall fail to pay or prepay any principal of or interest on any Note, the Commitment Fees or any other obligation hereunder or under any Applications as and when due and such failure remains uncured after five (5) Business Days from such due date; or

     (b) The Company or any of its Subsidiaries (i) shall fail to pay at maturity, or within any applicable period of grace, any principal of or interest on any other borrowed money obligation in excess of $100,000 in principal amount (unless such payment is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor), (ii) shall otherwise be in default under the provisions of any instrument or document evidencing, securing or guaranteeing any other borrowed money obligation of the Company or any of its Subsidiaries in excess of $100,000 in principal amount if such default continues beyond any applicable grace or curative period, if any, and such default would entitle the holder of such borrowed money obligation to declare such obligation to be due prior to its stated maturity, or (iii) is in default under or in violation of any Legal Requirement, which failure could or does have a material adverse effect on the Company and its Subsidiaries on a consolidated basis; or

     (c) Any representation or warranty made in connection with any Loan Document shall prove to have been materially incorrect, false or misleading when made or deemed to have been made; or

     (d) Default shall occur in the punctual and complete performance of (i) any of the affirmative covenants contained in Section 5 (other than Section 5.3)
                                              ---------             -----------
and such default shall not be cured within ten (10) days after the Agent has given written notice to the Company that such default has occurred, (ii) any of the negative covenants contained in Section 6 and such default shall not be
                                    ---------
cured within five (5) days after the Agent has given written notice to the Company that such default has occurred, or (iii) any covenant contained in
Section 5.3 or any other covenant of the Company or any other Person contained
-----------
in any Loan Document; or

     (e) Final judgment or judgments in the aggregate for the payment of money in excess of (1) $10,000,000 shall be rendered against the Company or any of its Subsidiaries at any time, regardless of whether the same is being appealed or reserves established therefor or paid in full, or (2) $5,000,000 shall be rendered against the Company or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

     (f) The Company or any Subsidiary of the Company shall claim, or any court shall find or rule, that the Agent for the benefit of the Banks does not have a valid Lien on any Stock which may have been provided to secure the Indebtedness arising pursuant hereto from time to time by the Company or any of its Subsidiaries pursuant to Section 5.10 above; or
                         ------------

     (g) Any order shall be entered in any proceeding against the Company or any of its Subsidiaries decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for thirty (30) days; provided, however, the provisions of this subparagraph (g) shall not apply to any divestiture by the Company or any of its Subsidiaries of any Subsidiary acquired after the effective date of this Agreement as a result of anti-trust issues or concerns; or

     (h) The occurrence of an event of default or default under any Loan Document other than this Agreement; or

     (i) The Company or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

     (j) A change shall occur in the assets, liabilities, financial condition, business or affairs of the Company or any of its Subsidiaries which, in the reasonable opinion of the Majority Banks, would or does have a Material Adverse Effect; provided, however, the occurrence of any such Material Adverse Effect shall not be deemed to be an Event of Default hereunder until the Agent shall have provided the Company with written notice that the Majority Banks have determined that such a Material Adverse Effect has occurred; or

     (k)  A Change of Control shall occur.

In addition, if any of the following events shall occur, then the Notes together with all accrued interest thereon, the Commitment Fees and all other fees then payable hereunder shall automatically, without demand, presentment, protest, notice of intent to accelerate, notice of acceleration or other notice to any Person of any kind, all of which are hereby expressly WAIVED by the Company, become immediately due and payable and all Commitments shall be immediately and automatically terminated and the Maturity Date shall immediately and automatically be accelerated to the date of such occurrence:

               (x) The Company or any of its Subsidiaries shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

               (y) Any such petition or application shall be filed or any such proceeding shall be commenced against the Company or any of its Subsidiaries and the Company or such Subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of the Company or any of its Subsidiaries or granting relief to the Company or any of its Subsidiaries or approving the petition in any such proceeding, and such order shall remain in effect for more than sixty (60) days; or

               (z) The Company or any of its Subsidiaries shall admit in writing its inability to pay its debts as they become due or fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy.

     1.63.  Remedies Cumulative.  No remedy, right or power conferred upon the
            -------------------
Agent or any Bank is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

                           The Agent and the Issuer.
                           -------------------------
     1.64.  Appointment, Powers and Immunities.  Each Bank hereby irrevocably
            ----------------------------------
appoints and authorizes the Agent to act as its agent hereunder and under the Letters of Credit and the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Bank hereby irrevocably appoints and authorizes the Issuer to act as its agent under the Letters of Credit which the Issuer has issued with such powers as are specifically delegated to the Issuer by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Neither the Agent nor the Issuer (which such terms as used in this Section 8, shall, in each case,
                                                 ---------
include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents) (a) shall have duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall be responsible to any Bank for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Letters of Credit or any other Loan Document or any other certificate or document referred to or provided for herein or therein or any property covered thereby or for any failure by any Party or any other Person (other than the Agent or, in the case of a Letter of Credit, Agent and the Issuer of such Letter of Credit) to perform any of its obligations hereunder or thereunder; (c) shall be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested by the Majority Banks, and (d) shall be responsible for any action taken or omitted to be taken by it hereunder or under the Letters of Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, INCLUDING PURSUANT TO ITS OWN NEGLIGENCE, except for its own gross negligence or willful misconduct. The Agent and the Issuer may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by them with reasonable care. Without in any way limiting any of the foregoing, each Bank acknowledges that neither the Agent nor the Issuer shall have any greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits

(1993 Revision, International Chamber of Commerce Publication No. 500 or any successor publication). In any foreclosure proceeding concerning any collateral for the Notes, each holder of a Note if bidding for its own account or for its own account and the accounts of other Banks is prohibited from including in the amount of its bid an amount to be applied as a credit against its Note or the Notes of the other Banks, instead such holder must bid in cash only. However, in any such foreclosure proceeding, the Agent may (but shall not be obligated to) submit a bid for all Banks (including itself) in the form of a credit against the Notes of all of the Banks, and the Agent or its designee may (but shall not be obligated to), with the consent of the Majority Banks, accept title to such collateral for and on behalf of all Banks.

     1.65.  Reliance.  The Agent and the Issuer shall be entitled to rely upon
            --------
any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Company), independent accountants and other experts selected by the Agent or the Issuer (as the case may be). As to any matters not expressly provided for by this Agreement, the Letters of Credit or any other Loan Document, the Agent and the Issuer shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Banks, and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     1.66.  Defaults.  The Agent shall not be deemed to have knowledge of the
            --------
occurrence of a Default (other than the non-payment of principal of or interest on Loans or reimbursements of Letters of Credit Advances) unless it has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 8.7 hereof) take such action with
                                       -----------
respect to such Default as shall be directed by the Majority Banks and within its rights under the Loan Documents and at law or in equity, provided that,
                                                             --------
unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default as it shall deem advisable in the best interests of the Banks and within its rights under the Loan Documents, at law or in equity.

     1.67.  Rights as a Bank.  With respect to its Commitment and the Loans made
            ----------------
and otherwise any Letter of Credit Exposure Amount, Chase in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, includes the Agent in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Company (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Company (in addition to the fees heretofore agreed to between the Company and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

     1.68.  Indemnification. The Banks agree to indemnify the Agent and the
            ---------------
Issuer (to the extent not reimbursed under Section 2.4[c], Section 9.9 or
                                           --------------  -----------
Section 9.10 hereof, but without limiting the obligations of the Company under
------------
said Sections 2.4[c], 9.9 and 9.10), ratably in accordance with their respective
     --------------------     ----
Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (INCLUDING THE CONSEQUENCES OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, but excluding the gross negligence or willful misconduct of such indemnified person) which may be imposed on, incurred by or asserted against the Agent or any Bank acting in its capacity as the Issuer in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which the Company is obligated to pay under Sections 2.4[c], 9.9
                                                         --------------------
and 9.10 hereof but excluding, unless a Default has occurred and is continuing,
    ----
normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, INCLUDING THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, but excluding the gross negligence or willful misconduct of such indemnified person. The obligations of the Banks under this Section 8.5
                                                                 -----------
shall survive the termination of this Agreement and the repayment of the Indebtedness arising in connection with this Agreement.

     1.69.  Non-Reliance on Agent and Other Banks. Each Bank agrees that it has
            -------------------------------------
received current financial information with respect to the Company and the other Parties and that it has, independently and without reliance on the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the other Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Neither the Agent nor any Bank acting in its capacity as the Issuer shall be required to keep itself informed as to the performance or observance by any Party of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company or any Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent or the Issuer hereunder, under the Letters of Credit or the other Loan Documents, neither the Agent nor the Issuer shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any other Party (or any of their Affiliates) which may come into the possession of the Agent or the Issuer.

     1.70.  Failure to Act. Except for action expressly required of the Agent or
            --------------
the Issuer hereunder, under the Letters of Credit and under the other Loan Documents, the Agent and such Issuer shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 8.5 hereof against any and all liability and expense
                  -----------
which may be incurred by it by reason of taking or continuing to take any such action.

     1.71.  Resignation or Removal of Agent. Subject to the appointment and
            -------------------------------
acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent reasonably acceptable to the Company, provided deposits with
                                                      --------
such successor Agent shall be insured by the Federal Deposit Insurance Corporation or its successor. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent reasonably acceptable to the Company. Any successor Agent shall be a bank which has an office in the United States with a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. Such successor Agent shall promptly specify by notice to the Company and the Banks its office for the purpose of any notices and payments hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 8
                                                                  ---------
shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                 Miscellaneous.
                                 --------------

     1.72.  No Waiver. No waiver of any Default shall be deemed to be a waiver
            ---------
of any other Default. No failure to exercise and no delay on the part of the Agent or any Bank in exercising any right or power under any Loan Document or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or the abandonment or discontinuance of steps to enforce any such right or power, preclude any further or other exercise thereof or the exercise of any other right or power. No course of dealing between the Company and the Agent or any Bank shall operate as a waiver of any right or power of the Agent or any Bank. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document nor any consent to any departure therefrom shall be effective unless the same is in writing and signed by the Person against whom it is sought to be enforced, and then it shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company or any other Person shall entitle the Company or any other Person to any other or further notice or demand in similar or other circumstances.

     1.73.  Notices. All notices under the Loan Documents shall be in writing
            -------
and either (i) delivered against receipt therefor, (ii) mailed by registered or certified mail, return receipt requested, or (iii) sent by telex, telecopy (promptly confirmed by mail) or telegram, in each case to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any Bank who is a signatory hereto, at such other address as shall be designated by such Bank in a notice to the Company and the Agent given in accordance with this Section 9.2. or to such other address as a party may
                        -----------
designate. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day); however, the notices required or permitted by Sections 2.1 and 3.1(a) hereof shall be
                                 -----------------------
effective only when actually received by the Agent.

     1.74.  Governing Law. UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN
            -------------
DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. Company hereby irrevocably agrees that, provided that the Company can obtain personal jurisdiction over and service of process upon the Agent or the applicable Bank, any legal proceeding against the Agent or any Bank arising out of or in connection with this Agreement or the other Loan Documents shall be brought in the district courts of Travis County, Texas, or in the United States District Court for the Western District of Texas, Austin Division. Nothing contained in this Section or in any other provision of any Loan Document (unless expressly provided otherwise) shall be deemed or construed as an agreement by any Bank to be subject to the jurisdiction of such courts.

     1.75.  Survival; Parties Bound. All representations, warranties, covenants
            -----------------------
and agreements made by or on behalf of the Company in connection herewith shall survive the execution and delivery of the Loan Documents, shall not be affected by any investigation made by any Person, and shall bind the Company and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Agent and the Banks, provided that the undertaking of the Banks hereunder to make Loans to the Company and to issue Letters of Credit for the account of the Company shall not inure to the benefit of any successor or assign of the Company. The term of this Agreement shall be until the final maturity of each Note and the payment of all amounts due under the Loan Documents.

     1.76.  Counterparts. This Agreement may be executed in several identical
            ------------
counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

     1.77.  Limitation of Interest. The Company and the Banks intend to strictly
            ----------------------
comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 9.6 shall govern and control over every other
                       -----------
provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by
                      --------
applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Loans and the Commitments. In no event shall the Company or any other Person be obligated to pay, or the Agent or any Bank have any right or privilege to reserve, receive or retain, (Y) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other state, or (Z) total interest in excess of the amount which the Agent or such Bank could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Loans at the Highest Lawful Rate. On each day, if any, that the Stated Rate or such other rate, respectively, or any rate called for under any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate or such other rate, respectively, unless and until the Stated Rate or such other rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 9.6, or be construed to
                                            -----------
create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Loans or the Notes is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Bank at any time, including the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Bank, it shall be credited pro tanto against the then-outstanding principal
                           ---------
balance of the Company's obligations to the Agent or such Bank, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

     1.78.  Survival. The obligations of the Company under Sections 2.4(c), 2.7,
            --------                                       --------------------
9.9, 9.10 and 9.17 hereof shall survive the repayment of the Loans and the
------------------
termination of the Commitments and the Letters of Credit.

     1.79.  Captions. The headings and captions appearing in the Loan Documents
            --------
have been included solely for convenience and shall not be considered in construing the Loan Documents.

     1.80.  Expenses, Etc. Whether or not any Loan is ever made or any Letter of
            -------------
Credit ever issued, the Company shall pay or reimburse on demand each of the Banks and the Agent for paying: (a) the reasonable fees and expenses of Locke Liddell & Sapp LLP, counsel to the Agent or any other legal counsel engaged by the Agent, in connection with (i) the preparation, execution and delivery of this Agreement (including the exhibits and schedules hereto) and the Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document made as a result of any request by the Company; (b) all reasonable costs and expenses (including reasonable attorneys' fees) of the Banks and the Agent in connection with the enforcement of this Agreement, the Letters of Credit or any other Loan Document; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority after the effective date hereof in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (d) all costs, expenses, taxes, assessments and other charges incurred after the effective date hereof in connection with any filing, registration, recording or perfection of any security interest contemplated by Section 5.10 of this
                                                    ------------
Agreement; and (e) expenses of mutually agreed due diligence and syndication.

     1.81.  Indemnification. The Company shall indemnify the Agent, the Banks
            ---------------
and each Affiliate thereof and their respective directors, officers, employees, counsel and agents from, and hold each of them harmless against, any and all losses, liabilities (including Environmental Liabilities), claims (including Environmental Claims) or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any (a) actual or proposed use by the Company of the proceeds of any extension of credit (whether a Loan or a Letter of Credit) by any Bank hereunder, (b) breach by the Company of this Agreement or any other Loan Document, (c) violation by the Company or any of its Subsidiaries of any law, rule, regulation or order including any Requirements of Environmental Law, (d) Liens or security interests granted on any Property pursuant to or under the Loan Documents, to the extent resulting from any Hazardous Substance, petroleum, petroleum product or petroleum waste located in, on or under any such property,
(e) ownership by the Banks or the Agent of any Property following foreclosure under the Loan Documents, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance, petroleum, petroleum product or petroleum waste located in, on or under such Property, including losses, liabilities, claims or damages which are imposed upon Persons under laws relating to or regulating Hazardous Substances, petroleum, petroleum products or petroleum wastes solely by virtue of ownership, (f) any Bank or the Agent being deemed an operator of any such Property by a court or other regulatory or administrative agency or tribunal or other third party, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance, petroleum, petroleum product or petroleum waste located in on or under such Property, or (g) investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating any of to the foregoing, and the Company shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees, counsel and agents, upon demand for any expenses (including legal fees) incurred in connection with any such investigation or proceeding, AND WHETHER ANY SUCH LOSS, LIABILITY, CLAIM OR DAMAGE RESULTS FROM THE NEGLIGENCE OF ANY SUCH INDEMNIFIED PERSON; but excluding any such losses, liabilities, claims, damages or expenses incurred by a Person or any Affiliate thereof or their respective directors, officers, employees, counsel or agents by reason of the gross negligence or willful misconduct of such Person, affiliate, director, officer, employee or agent. Promptly after receipt by an indemnified person of notice of any claim or the commencement of any action, such indemnified person shall, if any claim in respect thereof is to be made against the Company under this
Section 9.10, notify the Company in writing of the claim or the commencement of that action. The Company shall not be liable for any settlement of any such claim or action involving the payment of monetary damages effected without its written consent not to be unreasonably withheld. If any such claim or action shall be brought against an indemnified person and it shall notify the Company thereof, the Company shall be entitled to participate in the joint defense thereof.

     1.82.  Amendments, Etc. No amendment or waiver of any provision of this
            ---------------
Agreement, the Notes or any other Loan Document, nor any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Banks and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall,
                         --------
unless in writing and signed by each Bank, do any of the following: (a) increase other than as increased pursuant to Section 9.12 hereof, any Commitment of any
                                    ------------
of the Banks or subject the Agent or any of the Banks to any additional obligations; (b) reduce the principal of, or interest on, any Loan, any Letter of Credit Exposure Amount or any fee hereunder; (c) waive or postpone any scheduled date fixed for any payment of principal of, or interest on, any Loan, any Letter of Credit Exposure Amount or any fee or other sum to be paid hereunder; (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans, any Letter of Credit Exposure Amount, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Agreement; (e) change any provision contained in Sections 2.4(c), 2.7, 9.9 or 9.10 hereof or this Section 9.11 or
             ---------------------------------                ------------
Sections 9.16 or 9.19 hereof; (f) release all or any substantial part of the
-------------    ----
security for the obligations of the Company under this Agreement, any Application or any Note; (g) release any Guarantor from any Guaranty (except for Guarantors sold by the Company or any of its Subsidiaries pursuant to the terms of Section 6.4(y) hereof); (h) change the definition of "Majority Banks"
   --------------
contained herein (i) modify the requirement of unanimous written approval by the Banks of any unilateral reduction by the Banks of the Aggregate Commitment as provided for in Section 2.2 of the Credit Agreement; or (j) waive or postpone
                -----------
any prepayment required by Section 2.3(c)(3) of the Credit Agreement. Anything
                           -----------------
in this Section 9.11 to the contrary, no amendment, waiver or consent shall be
        ------------
made with respect to Section 8 without the consent of the Agent.
                     ---------

     1.83.  Successors and Assigns.
            ----------------------
     (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Agent and the Banks and their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Banks .

     (b) Each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Notes, the Letter of Credit Exposure Amount or Commitments, to another bank or other entity, in which event, without limiting the foregoing, the provisions of Sections 2.12, 9.10 and 9.16 shall inure to the
                                 -------------  ----     ----
benefit of each purchaser of a participation and the pro rata treatment of
                                                     --- ----
payments, as described in Section 2.9, shall be determined as if such Bank had
                          -----------
not sold such participation. In the event any Bank shall sell any participation,
(i) the Company, the Agent and the other Banks shall continue to deal solely and directly with such selling Bank in connection with such selling Bank's rights and obligations under the Loan Documents (including the Note held by such selling Bank), (ii) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Loans and Letter of Credit Exposure Amount, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than (and then only if expressly permitted by the applicable participation agreement) amendments, modifications or waivers with respect to (A) any fees payable hereunder to the Banks and (B) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans and other sums to be paid to the Banks hereunder, and (iii) the Company agrees, to the fullest extent it may effectively do so under applicable law, that any participant of a Bank may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such participant were a direct holder of Loans if such Bank has previously given notice of such participation to the Company.

     (c) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the related Loans at the time owing to it, the related Note or Notes held by it and its Letter of Credit Exposure Amount) (a "Ratable Assignment"); provided,
                                          ------------------    --------
however, that, (i) the Agent and the Company must give their respective prior
-------
written consent, which consent will not be unreasonably withheld; provided, however, that if a Default or an Event of Default shall have occurred and is then continuing, such consent of the Company shall not be required; (ii) the aggregate amount of the Commitment, Loans and Letter of Credit Exposure Amount (without duplication) of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance (as defined below) with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000 (except for certain exceptions approved by the Company and the Agent) and shall be in an amount that is an integral multiple of $1,000,000 (unless all of the assigning Bank's Commitment, Loans and Letter of Credit Exposure Amount is being assigned); (iii) the aggregate amount of the Commitment and/or Loans of the assigning Bank immediately after each partial assignment must be at least $5,000,000 (except for certain exceptions approved by the Company and the Agent) and shall be in an amount which is an integral multiple of $1,000,000; and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in its records, an Assignment and Acceptance in the form of Exhibit F attached hereto (each an
                                         ---------
"Assignment and Acceptance") with blanks appropriately completed, together with
 --------------------------
any Note or Notes subject to such assignment and a processing and recordation fee of $2,500 (for which the Company shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, unless a shorter period of time may be agreed to by the Agent in its sole and absolute discretion, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

     (d) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or the performance or observance by the Company of any of its obligations hereunder; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements of the Company previously delivered in accordance herewith and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assignor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of the Loan Documents are required to be performed by it as a Bank.

     (e) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a record of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, and the Letter of Credit Exposure Amount of, each Bank from time to time. The entries in the register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each person the name of which is recorded therein as a Bank hereunder for all purposes of the Loan Documents. Such records shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with the Note subject to such assignment, the written consent to such assignment and the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company and the Banks. Contemporaneously with the receipt by the Company of such Assignment and Acceptance, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note payable to the order of such assignee in an amount equal to the Commitment, Loans and Letter of Credit Exposure Amount (without duplication) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained Commitments, Loans and/or Letters of Credit hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment, Loans and/or Letters of Credit retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note. Thereafter, such surrendered Note shall be marked canceled and returned to the Company.

     (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.12, disclose to
                                                      ------------
the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Bank by or on behalf of the Company.

     (h) Each Bank agrees that, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section
                                                                       -------
9.12, the Company will not be responsible for the accuracy and completeness of
----
any written materials furnished by such Bank to any actual or prospective assignee or participant, other than copies of (i) documents furnished to such Bank pursuant to clause (a), (b), (c) or (d) of Section 5.2 hereof, and (ii) any
                                                -----------
other documents which are prepared by the Company for use in such connection and which contain a statement to such effect.

     (i) Notwithstanding anything herein to the contrary, each Bank may pledge and assign all or any portion of its rights and interests under the Loan Documents to any Federal Reserve Bank.

     1.84.  Entire Agreement. This Agreement embodies the entire agreement and
            ----------------
understanding among the Company, the Agent and the Banks relating to the subject matter hereof and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. The Company certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in this Agreement and the other Loan Documents of even date herewith.

     1.85.  Severability. If any provision of any Loan Documents shall be
            ------------
invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     1.86.  Disclosures. Every reference in the Loan Documents to disclosures of
            -----------
the Company to the Agent and the Banks in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Agent and the Banks in an orderly manner concurrently with the execution hereof.

     1.87.  Capital Adequacy.
            ----------------

     (a) If after the date of this Agreement, any Bank shall have determined that the adoption or effectiveness (regardless of whether previously announced) of any applicable Legal Requirement or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of increasing the cost of, or reducing the rate of return on the capital of such Bank (or any holding company of which such Bank is a part) as a consequence of its obligations hereunder or under any Letter of Credit or its Note to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance by an amount deemed by such Bank to be material, then from time to time, upon written demand to the Company by such Bank (with a copy to the Agent), the Company (subject to Section 9.6 hereof) shall pay to
                                            -----------
such Bank, but only with respect to periods arising after such demand by such Bank and applicable periods prior to such demand by such Bank if such adoption, change or compliance is retroactive in application, such additional amount or amounts as will compensate such Bank or holding company for such reduction.

     (b) The certificate of any Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in Subsection 9.16(a) above (and setting forth the calculation thereof in
   ------------------
reasonable detail) shall be delivered as soon as practicable to the Company and shall be conclusive and binding, absent manifest error. The Company shall pay such Bank the amount shown as due on any such certificate within five days after such Bank delivers such certificate. In preparing such certificate, such Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

     1.88.  Withholding Tax.
            ---------------
     (a) As used in this Section 9.17, the following terms shall have the following meanings:

               (i)  "Indemnifiable Tax" means any Tax, but excluding, in any
                     -----------------
                    case, any Tax that (a) would not be imposed in respect of a payment to a holder of any of the Notes under this Agreement, under the Notes held by such holder or under any of the other Loan Documents except for a present or former connection between the jurisdiction of the Governmental Authority imposing such Tax and such holder (or a shareholder or other Person with an interest in such holder), including a connection arising from such holder's (or shareholder of such holder or such other Person) being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such holder having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement, the Notes held by such holder or any other Loan Documents, or (b) is imposed under United States federal income tax law.

               (ii) "Tax" means any present or future tax, levy, impost, duty,
                     ---
                    charge, assessment or fee of any nature (including interest thereon and penalties and additions thereto) that is imposed by any Governmental Authority in respect of a payment to a holder of any of the Notes under this Agreement, under the Notes or under any of the other Loan Documents.

     (b) If the Company is required by any applicable Legal Requirement to make any deduction or withholding for or on account of any Tax from any payment to be made by it under this Agreement, under the Notes or under any other Loan Documents, then the Company shall (i) promptly notify the holder of Notes hereunder that is entitled to such payment of such requirement to so deduct or withhold such Tax, (ii) pay to the relevant authorities the full amount required to be so deducted or withheld, (iii) promptly forward to such holder an official receipt (or certified copies thereof), or other documentation reasonably acceptable to such holder, evidencing such payment to such Governmental Authorities and (iv) if such Tax is an Indemnifiable Tax, pay, to the extent permitted by law, to such holder, in addition to whatever net amount of such payment is paid to such holder, such additional amount as is necessary to ensure that the total amount actually received by such holder (free and clear of Indemnifiable Tax) will equal the full amount of the payment such holder would have received had no such deduction or withholding been required. If the Company pays any additional amount to a holder pursuant to the preceding sentence and such holder shall receive a refund of an Indemnifiable

Tax with respect to which, in the good faith opinion of such holder, such payment was made, such holder shall pay to the Company the amount of such refund promptly upon receipt thereof.

     (c) In the event that any Governmental Authority notifies the Company that it has improperly failed to withhold or deduct any Tax from a payment received by any holder of Notes under this Agreement, under the Notes held by such holder or under any other Loan Documents, the Company shall timely and fully pay such Tax to such Governmental Authority and such holder shall, upon receipt of written notice of such payment, immediately pay to the Company, an amount necessary in order that the amount of such payment to the Company after payment of all Taxes with respect to such payment, shall equal the amount that the Company paid to such Governmental Authority pursuant to this clause (c).
                                                             ----------

     (d) Each holder of a Note shall, upon request by the Company, take requested measures to mitigate the amount of Indemnifiable Tax required to be deducted or withheld from any payment made by the Company under this Agreement, under the Notes or under any other Loan Documents if such measures can, in the sole and absolute opinion of such holder, be taken without such holder suffering any economic, legal, regulatory or other disadvantage (provided, however, that no such holder shall be required to designate a funding office that is not located in the United States of America).

     (e) Notwithstanding the foregoing, in no event shall the amount payable under this Section 9.17 (to the extent, if any, constituting interest under
           ------------
applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement or the Notes, exceed the Highest Lawful Rate or the maximum amount of interest permitted to be charged by applicable laws.

     1.89.  Waiver of Claims. The Company hereby waives and releases the Agent
            ----------------
and all Banks from any and all claims or causes of action which the Company may own, hold or claim in respect of any of them as of the date hereof.

     1.90.  Right of Setoff. Upon the occurrence and during the continuance of
            ---------------
any Event of Default, the Banks each are hereby authorized at any time and from time to time, without notice to the Company or any of the Guarantors (any such notice being expressly waived by the Company and by the Guarantors by their execution of a Guaranty or a Joinder Agreement), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or property at any time held, and other Indebtedness at any time owing by such Bank to or for the credit or the account of the Company or any such Guarantor against any and all of the Indebtedness arising in connection with this Agreement irrespective of whether or not such Bank will have made any demand under this Agreement, the Notes or any other Loan Document. Each of the Company and the Guarantors (by their execution of a Guaranty or a Joinder Agreement) also hereby grants to each of the Banks a security interest in and hereby transfers, assigns, sets over, and conveys to each of the Banks, as security for payment of all Loans and Letter of Credit Exposure Amount, all such deposits, funds or property of the Company or any such Guarantor or Indebtedness of any Bank to the Company or any such Guarantor. Should the right of any Bank to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Banks shall make restitution or refund to the Company pro rata in accordance with their respective Commitment Percentages. Each Bank agrees to promptly notify the Company and the Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Agent and the Banks under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agent or the Banks may have. This Section is subject to the terms and provisions of Section 2.14 hereof.
                        ------------

     1.91.  No Rights, Duties or Obligations of Syndication Agent, Documentation
            --------------------------------------------------------------------
Agent and Managing Agent. The Company, the Agent and each Bank acknowledge and
------------------------
agree that except for the rights, powers, obligations and liabilities under this Agreement and the other Loan Documents as a Bank, Wells Fargo Bank (Texas), N.A., as Syndication Agent, First Union National Bank, as Documentation Agent, and BankBoston, N.A., as Managing Agent, shall have no additional rights, powers, obligations or liabilities under this Agreement or any other Loan Documents in their capacities as Syndication Agent, Documentation Agent, and Managing Agent, respectively.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              WHOLE FOODS MARKET, INC.,
                              a Texas corporation


                              By:  /s/ Glenda Flanagan
                                   -------------------
                                    Glenda Flanagan, Vice President and Chief
                                    Financial Officer

                              Addresses for Notices:

                              Whole Foods Market, Inc.
                              601 N. Lamar Boulevard, Suite 300
                              Austin, Texas  78703-5413
                              Attention:  Ms. Glenda Flanagan

                              CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, as a Bank and as Agent

Commitment:                   By: ____________________________________________
                                  Cindy M. Matula, President
$30,000,000

                              Address for Notices:

                              Chase Bank of Texas,
                              National Association
                              700 Lavaca, 2nd Floor
                              Post Office Box 550
                              Austin, Texas  78789
                              Attention: Manager/Commercial Lending Group

                              with copies to:

                              Chase Bank of Texas,
                              National Association
                              1111 Fannin, 9th Floor
                              Houston, Texas  77002
                              Attention: Manager/Loan Syndication Services

                              WELLS FARGO BANK (TEXAS), N. A., a national banking association, as a Bank and as Syndication Agent

Commitment:                   By:_____________________________________________
                              Name:___________________________________________
$30,000,000                   Title:__________________________________________

                              Address for Notices:

                              Wells Fargo Bank (Texas), N.A.
                              111 Congress, Suite 300
                              Austin, Texas  78701
                              Attention: Ms. Susan Coulter

                              FIRST UNION NATIONAL BANK, a national banking association, as a Bank and as Documentation Agent

Commitment:                   By:_____________________________________________
                                 Randal D. Southern, Vice President
$30,000,000


                              Address for Notices:

                              First Union National Bank
                              1345 Chestnut Street, PA 4821
                              Philadelphia, Pennsylvania  19107
                              Attention:  Mr. Randal D. Southern
                                    and Ms. Irene Marks

                              GUARANTY FEDERAL BANK, F.S.B.


                              By: _______________________________________
                                  Chris D. Harkrider, Vice President
Commitment:
$20,000,000
                              Address for Notices:
                              Guaranty Federal Bank, F.S.B.
                              301 Congress Avenue, Suite 1500
                              Austin, Texas  78701
                              Attention:  Mr. Jason C. Qunell

                              BANKBOSTON, N.A., a national banking association, as a Bank and as Managing Agent


Commitment:                   By: ________________________________________
                                  Judith C.E. Kelly, Vice President
$30,000,000

                              Address for Notices:

                              BankBoston, N.A.
                              100 Federal Street, 01-09-05
                              Boston, Massachusetts  02110
                              Attention: Ms. Judith C.E. Kelly



                              LASALLE BANK NATIONAL ASSOCIATION,
                              a national banking association


                              By:  _______________________________________
                                   Thomas J. Ranville, First Vice President
Commitment:
$20,000,000

                              Address for Notices:
                              LaSalle Bank National Association
                              125 Ottawa NW, Suite 270
                              Grand Rapids, Michigan  49503
                              Attention:  Mr. Thomas J. Ranville

     The undersigned Guarantors (a) acknowledge and consent to the execution of the foregoing Second Amended and Restated Credit Agreement, (b) confirm that the Guaranties previously executed or joined in by each of the undersigned Guarantors apply and shall continue to apply to all Indebtedness evidenced by or arising pursuant to the Credit Agreement or any other Loan Documents, notwithstanding the execution and delivery of the foregoing Second Amended and Restated Credit Agreement by the Company, the Agent and each of the Banks, and
(c) acknowledge that without this consent and confirmation, the Banks and the Agent would not agree to the modifications of the Credit Agreement which are evidenced by the foregoing Second Amended and Restated Credit Agreement.


WHOLE FOODS MARKET SERVICES, INC.,
a Delaware corporation

WFM BEVERAGE CORP., a Texas corporation

WHOLE FOODS MARKET SOUTHWEST I, INC.,
a Delaware corporation

WHOLE FOODS MARKET SOUTHWEST INVESTMENTS, INC., a Delaware corporation

WHOLE FOODS MARKET CALIFORNIA, INC.,
a California corporation

MRS. GOOCH'S NATURAL FOOD MARKETS, INC., a California corporation

WHOLE FOODS MARKET GROUP, INC.,
a Delaware corporation

ALLEGRO COFFEE COMPANY, a Colorado corporation

WHOLE FOODS MARKET DISTRIBUTION, INC.,
a Delaware corporation

WHOLE FOOD COMPANY, INC., a Louisiana corporation

THE SOURDOUGH: A EUROPEAN BAKERY, INC.
a Texas corporation

NATURE'S HEARTLAND, INC.,
a Massachusetts corporation

By:  /s/ Glenda Flanagan
     -------------------
     Glenda Flanagan
     Secretary

wholefoods.com,
a Delaware corporation
WPcom COLORADO, INC.,
a Colorado corporation (formerly known as Amrion, Inc.)

By:  /s/ Glenda Flanagan
     -------------------
     Glenda Flanagan
     Assistant Secretary


WHOLE FOODS MARKET BRAND 365, LLC,
a California limited liability company

By:  Whole Foods Market Services, Inc.,
     a Texas corporation, Member

     By: /s/ Glenda Flanagan
         -------------------
         Glenda Flanagan, Vice President and

         Chief Financial Officer



WHOLE FOODS MARKET SOUTHWEST, L.P.,
a Texas limited partnership

By:  Whole Foods Market Southwest I, Inc.,
     a Delaware corporation

     By:  /s/ Glenda Flanagan
          -------------------
          Glenda Flanagan, Secretary

                                   EXHIBIT A
                                   ---------

                                Houston, Texas

$ ________________________________                             __________, 2000


     FOR VALUE RECEIVED, WHOLE FOODS MARKET, INC. (herein called "Company"), a
                                                                  -------
Texas corporation, promises to pay to the order of ___________________________ (herein called "Payee"), a national association, at the banking house of CHASE
                -----
BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association acting in its capacity as Agent under the Credit Agreement (together with its successors in such capacity being herein called "Agent"), at 712 Main Street in the City of
                                      -----
Houston, Texas, or at such other place as the Agent may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of _____________________________________ Dollars
($_______________________) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates provided for in the Credit Agreement and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided, that for the full term of this note the interest rate produced by the
--------
aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate.

     If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Highest Lawful Rate, the holder of this note shall refund to the payor or, at the holder's option, credit against the principal of this note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Highest Lawful Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

     This note has been issued pursuant to the terms of a Second Amended and Restated Credit Agreement (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the "Credit Agreement") of even effective date herewith, by and among Company,
 ----------------
Agent, Payee and certain other signatory financial institutions named therein or which may be a party thereto from time to time, to which reference is made for all purposes. Advances against this note by Payee or other holder hereof, payments and prepayments hereunder and acceleration hereof shall be governed by the Credit Agreement. Capitalized words and phrases used herein and not defined herein and which are defined in the Credit Agreement shall have the same meanings herein as are ascribed to them in the Credit Agreement.

     The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Company. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation of
                                  --------
(a) any advance shall not cancel, limit or otherwise affect Company's obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Company's entitlement to credit for that payment as of the date received by the holder.

     Company and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor),


                                    SIGNED FOR IDENTTIFICATION:
                                    WHOLE FOODS MARKETS, INC.
                                    a Texas corporation

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                   EXHIBIT A
                                   ---------


demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     This note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect. Travis County, Texas shall be a proper place of venue for suit hereon. Company and any and all co-makers, endorsers, guarantors and sureties irrevocably agree that any legal proceedings in respect of this note or any loan agreement, security agreement, guaranty or other writing relating hereto shall be brought in the district courts of Travis County, Texas, or the United States District Court for the Western District of Texas, Austin Division.

                                WHOLE FOODS MARKET, INC.
                                a Texas corporation


                                By:_________________________________
                                Name:_______________________________
                                Title:______________________________








                                SIGNED FOR IDENTTIFICATION:
                                WHOLE FOODS MARKETS, INC.
                                a Texas corporation

                                By:_________________________________
                                Name:_______________________________
                                Title:______________________________

                                   EXHIBIT B
                                   ---------


                             NOTICE OF ASSUMPTION


     Reference is made to that certain Second Amended and Restated Credit Agreement dated as of ___________, 2000, by and among Whole Foods Market, Inc., certain financial institutions from time to time a party thereto and Chase Bank of Texas, National Association, in its capacity as agent on behalf of said financial institutions, as the same may have heretofore been amended, restated, modified and supplemented from time to time (collectively, the "Credit
                                                                ------
Agreement").  Terms used herein and not defined herein shall have the same
---------
meanings herein as are ascribed to them in the Credit Agreement.

     [The undersigned Subsidiary hereby gives notice to the Agent that [the corporations listed on Exhibit A attached hereto and incorporated herein by
                       ---------
reference (the "Merged Guarantors") have] [_______________(the "Merged
                -----------------                               ------
Guarantor"), a _______corporation, has] been merged into the undersigned
---------
Subsidiary effective as of ______, and the undersigned Subsidiary is the surviving Business Entity. The undersigned Person is liable for, and does hereby assume all of, the obligations of the Merged Guarantor[s] under the Guaranties and the Contribution Agreement and shall be a "Guarantor" thereunder for all purposes.]

     EXECUTED the __day of _____________, _________.

-------------------------------------------------------------------------------


By:____________________________________________________________________________
Name:__________________________________________________________________________
Title:_________________________________________________________________________


[Attachment:  Exhibit A - List of Merged Guarantors]

                                   EXHIBIT C
                                   ---------

                             OFFICER'S CERTIFICATE
                             ---------------------

                                 Date: _______


[Name and address of Bank
or Agent, as the case may be]

Attention:  _______________


     Re: Financial Statements Required under Second Amended and Restated Credit Agreement (as the same may have been amended, modified and restated from time to time, the "Credit Agreement") dated as of _____________,
                                  ----------------
          2000, by and among Whole Foods Market, Inc., the financial institutions or party thereto from time to time and Chase Bank of Texas, National Association, as Agent

Gentlemen:

     Capitalized words and phrases used herein and not defined herein and defined in the Credit Agreement are used herein with the same meanings as are assigned to them in the Credit Agreement.

     The undersigned hereby certifies, warrants and represents to the addressee named above that:

     (1)  He or she is the duly appointed and acting* __________of the Company;

     (2) The attached financial statements dated as of ________________were prepared in conformity with Generally Accepted Accounting Principles consistently applied and present fairly the financial position of the Company and its Subsidiaries on a consolidated basis as of the date thereof and the results of its operations for the period covered thereby.

     (3) As of the end of the period covered by the attached financial statements:

          (a)  LEVERAGE RATIO:

               (i)    Funded Indebtedness:            $________________

               (ii)   EBIT of
                      the Company and its
                      Subsidiaries for the
                      Rolling Four Quarters:          $________________

               (iii)  Depreciation, depletion,
                      obsolescence and
                      amortization of the
                      Company and its Sub-
                      sidiaries for the Rolling
                      Four Quarters:                  $________________

_______________________

* Must be the chief executive officer, president, chief operating officer or chief financial officer of the Company.

                                   EXHIBIT C
                                   ---------


             (iv)   EBITDA for the Rolling
                    Four Quarters [the sum
                    of (ii) plus (iii)]:              $________
                            ----

             (v)    Required Leverage Ratio
                    (not more than):                                3.00 to 1.00

             (vi)   Actual Leverage Ratio:                          ____ to 1.00
                    [(i) to (iv)]
                         --

        (b)  FIXED CHARGE COVERAGE RATIO:

             (i)    EBIT for the Rolling Four
                    Quarters [see a(ii) above]:       $________

             (ii)   Operating Lease Expense for
                    the Rolling Four Quarters:        $________

             (iii)  (i) plus (ii) =                   $________


             (iv)   Interest expense for
                    the Rolling Four
                    Quarters:                         $________

             (v)    Operating Lease
                    Expense for the
                    Rolling Four
                    Quarters:                         $________


             (vi)   Fixed Charge Coverage
                    Ratio [(iii) to the sum
                                 --
                    of (iv) and (v)]:                               ___ to 1.00

             (vii)  Required Fixed Charge
                    Coverage Ratio for the
                    Rolling Four Quarters
                    (not less than):                               1.50 to 1.00

(4)  Based on 3(a)(vi) above:

     (a)  Applicable Commitment Fee Percentage is __________%; and

     (b)  Applicable Margin for LIBOR Rate Borrowings is __________%.


(5)  (Check either (a) or (b) )
            ------

     [ ] (a) The Company has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement during the period covered by the attached financial statements.

                                   EXHIBIT C
                                   ---------


        [ ] (b) The Company has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement during the period covered by the attached financial statements except for the following matters: [Describe all such defaults, specifying the nature, duration and status thereof and what action the Company has taken or proposes to take with respect thereto.]


                                       _________________________________________
                                       Name: ___________________________________

                                   EXHIBIT D
                                   ---------


                             [Company Letterhead]

                        REQUEST FOR EXTENSION OF CREDIT
                        -------------------------------
                         AND CERTIFICATE OF NO DEFAULT
                         -----------------------------

                               Date: __________


Chase Bank of Texas,
 National Association
712 Main Street
Houston, Texas 77002

Attention:  __________________

     Re: Loan under Second Amended and Restated Credit Agreement dated as of _____________, 2000, by and among Whole Foods Market, Inc., a Texas corporation, the financial institutions a party thereto from time to time, and Chase Bank of Texas, National Association, a national banking association, as Agent (as the same may have been amended, modified and/or restated from time to time, the "Credit Agreement")
                                                           ----------------

Gentlemen:

  Capitalized words and phrases used herein but not defined herein which are defined in the Credit Agreement are used herein with the same meanings as are ascribed to them in the Credit Agreement.

  The Company requests that a Loan be made under the Credit Agreement in the amount of $___________ and that such Loan be made on _______, 200___, which is a Business Day, or in the case of a LIBOR Rate Borrowing, a LIBOR Business Day (unless this request for a Loan is received by the Agent after 12:00 noon in which case, then on the next to occur Business Day, or in the case of a LIBOR Rate Borrowing, the next to occur LIBOR Business Day, hereafter).

        The Loan is to be an (check one) [ ] Alternate Base Rate Borrowing [ ] LIBOR Rate Borrowing. If the Loan is to be a LIBOR Rate Borrowing, the LIBOR Interest Period is to be (check one) [ ] one [ ] two [ ] three [ ] six months.

        [The Company further requests that simultaneously with the making of the Loan described above, the current LIBOR Rate Borrowing which matures on the same day that said Loan is to be made (i) be converted to a LIBOR Rate Borrowing with the same Interest Period selected for such Loan and (ii) have its unpaid principal balance be combined with the new Loan so that the aggregate thereof is treated as a single LIBOR Rate Borrowing for the LIBOR Interest Period designated for the new Loan above and for all other purposes in the Credit Agreement.]

        [The Company further requests that simultaneously with the making of the Loan described above, a portion of the current Alternate Rate Borrowing in the amount of $___________be converted to a LIBOR Rate Borrowing with the same LIBOR Interest Period selected for such Loan and that such portion of the Alternate Base Rate and the new Loan be combined and treated as a single LIBOR Rate Borrowing for the LIBOR Interest Period designated above for all purposes in the Credit Agreement.]

        The Company hereby represents and warrants as follows:

     (i) each representation or warranty of the Company contained in the Credit Agreement is true in all material respects on and as of the date hereof with

                                   EXHIBIT D
                                   ---------


               the same effect as though such representations and warranties had been made on and of this date;

        (ii) no Event of Default or Default under the Credit Agreement has occurred and is still continuing (except for any event of default or default which may have been expressly waived in writing by the Banks);

        (iii) the Company is not in default in the due performance of any covenant on its part in the Credit Agreement;

        (iv) so far as is known to or is ascertainable after a reasonable and diligent investigation by the officers of the Company and its Subsidiaries, the business and operations of the Company and all of its Subsidiaries as conducted at all times relevant to the transactions contemplated by the Credit Agreement to and including the close of business on the date hereof have been and are in compliance with all applicable Legal Requirements materially affecting the business and operations of the Company and its Subsidiaries on a consolidated basis.

        The undersigned person executing this Request for Extension of Credit on behalf of the Company is the duly elected, qualified and acting*
______________________________.


                                 WHOLE FOODS MARKET, INC., a Texas corporation

                                 By:____________________________________________
                                 Name:__________________________________________

                                 Title:_________________________________________


____________________

* Must be the chief executive officer, president, chief operating officer or chief financial officer of the Company.

                                   EXHIBIT E
                                   ---------

                             RATE SELECTION NOTICE
                             ---------------------

        Whole Foods Market, Inc., a Texas corporation, certain financial institutions signatory thereto (collectively, the "Banks") and Chase Bank of
                                                   -----
Texas, National Association, a national banking association, as agent for and on behalf of the Banks, executed and delivered that certain Second Amended and Restated Credit Agreement (as amended, supplemented and restated, the "Credit
                                                                       ------
Agreement") dated as of ______________________________, 2000.  Any term used
---------
herein and not otherwise defined herein shall have the meaning herein ascribed to it in the Credit Agreement.

        In accordance with the Credit Agreement, the Company hereby notifies the Agent of the exercise of an Interest Option.



A.    Current borrowing
      -----------------

   1.   Interest Option now in effect:    ____________


   2.   Amount:                                            $_____________

   3.   Expiration of current Interest
           Period, if applicable:                           _______, 2000

B.    Proposed borrowing
      -------------------

   1.    Amount:                                            $_____________

   2.    Date Interest Option is to
         be effective:                     ____________, 2000

   3.    Interest Option to be applicable
         (check one):

         [  ]     Alternate Base Rate
         [  ]     LIBOR Rate

   4.    LIBOR Interest Period (check one if applicable):

         [  ]    1 month              [  ]     3 months
         [  ]    2 months             [  ]     6 months


   The Company represents and warrants that the Interest Option and the LIBOR Interest Period (if applicable) selected above comply with all provisions of the Credit Agreement and that there exists no Event of Default or any event which, with the passage of time, the giving of notice or both, would be an Event of Default.

                                   WHOLE FOODS MARKET, INC., a Texas corporation


                                   By:__________________________________________
Date:____________, 2000            Name:________________________________________
                                                                               *
                                   Title:---------------------------------------

___________________________

* Must be the chief executive officer, president, chief operating officer or chief financial officer of the Company.

                                   EXHIBIT E
                                   ---------

                           ASSIGNMENT AND ACCEPTANCE

                             Dated: _________, 2000


      Reference is made to the Second Amended and Restated Credit Agreement dated as of __________________, 2000 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among
                                                   ----------------
Whole Foods Market, Inc., a Texas corporation (the "Company"), the financial
                                                    -------
institutions from time to time a party thereto, and Chase Bank of Texas, National Association, as agent (the "Agent"). Capitalized terms used herein and
                                     -----
not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance, between the Assignor (as set forth on Schedule I attached hereto and made a part hereof by reference for
             ----------
all purposes) and the Assignee (as set forth on Schedule I hereto and made a part hereof), is dated as of the Effective Date (as set forth on Schedule I
                                                                 ----------
hereto attached).

      1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all
                                            -----------------
the Assignor's rights and obligations under the Credit Agreement respecting the credit facility and only the credit facility provided for in the Credit Agreement (the "Facility"), in a principal amount as set forth on Schedule I.
                --------                                          ----------

      2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries or the performance or observance by the Company or its Subsidiaries of any of its respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note held by it and requests that the Agent exchange such Note for a new Note payable to the Assignor (if the Assignor has retained any interest in the Facility) and a new Note payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee (as that term is defined in the Credit Agreement); (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.2 thereof, or if later the most recent financial statements delivered pursuant to Section 5.2 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, and (vii) has supplied the information requested on the administrative questionnaire attached hereto as Exhibit A.
                                                ---------

                                   Exhibit E
                                   ---------

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent, together with a processing and recordation fee of $2,500, for acceptance by it and the Company and recording by the Agent pursuant to Section 9.12 of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Agent in it sole and absolute discretion, be at least five Business Days after the execution of this Assignment and Acceptance).

      5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Assignment Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

      6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement provided that Assignor hereby represents and warrants that restrictions set forth in Section 9.12 of the Credit Agreement pertaining to the minimum amount of assignments has been satisfied.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on

Schedule I attached hereto.
----------

                    Schedule I to Assignment and Acceptance
         Respecting the Second Amended and Restated Credit Agreement,
                      dated as of _________, 2000, among
                           Whole Foods Market, Inc.,
                   the financial institutions named therein,
                           and Chase Bank of Texas,
                        National Association, as Agent


Legal Name of Assignor:

Legal Name of Assignee:

Effective Date of Assignment:         __________, 2000

                                                   Percentage Assigned of the
                                                     Facility (to at least 8
                                                    decimals) (Shown as a
      Principal                                    percentage of aggregate
     Amount Assigned                            principal amount of all Banks)
     ---------------                            -----------------------------

     $_________                        ________%

                                   EXHIBIT E
                                   ---------

Accepted:

CHASE BANK OF TEXAS, NATIONAL         _________________________________________
 ASSOCIATION, as Agent,               _____________________________, as Assignor

By: _____________________________     By:_______________________________________
Name:____________________________     Name:_____________________________________
Title:___________________________     Title:____________________________________


WHOLE FOODS MARKET, INC.        ______,
                                      ____________________________ , as Assignee

By:_____________________________      By:_______________________________________
Name:___________________________      Name:_____________________________________
Title:__________________________      Title:____________________________________